Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-276243

Prospectus Supplement
(To Prospectus Dated May 16, 2024)

CAPTIVISION INC.

Primary Offering of up to

24,204,341 Ordinary Shares

Secondary Offering of up to

38,200,001 Ordinary Shares

11,950,000 Warrants to Purchase Ordinary Shares

This Prospectus Supplement amends and supplements information contained in that certain Prospectus, dated May 16, 2024 (the “Prospectus”), relating to, among other things, (i) the resale by certain selling securityholders listed in the section of the Prospectus entitled “Selling Securityholders” of an aggregate of 38,200,001 ordinary shares, par value $0.0001 per share (“Ordinary Shares”) of Captivision Inc. (“us,” “we,” “Captivision” or the “Company”), (ii) the offer and sale by the Company of up to 23,449,990 Ordinary Shares that are issuable upon the exercise of warrants of the Company, each exercisable at $11.50 for one Ordinary Share and (iii) 754,351 Ordinary Shares for issuance upon cash exercise of Converted Options (as defined in the Prospectus) . The Company will not receive any proceeds from the sale of Ordinary Shares by the selling securityholders.

This Prospectus Supplement is not complete without, and may not be delivered or used except in connection with, the Prospectus. This Prospectus Supplement is qualified by reference to the Prospectus, except to the extent that the information provided by this Prospectus Supplement supersedes information contained in the Prospectus. Capitalized terms used in this Prospectus Supplement but not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is being filed to update, amend and supplement the information included in the Prospectus with the information contained in our Form 6-K filed with the Securities and Exchange Commission on September 25, 2024, which is set forth below.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 16 of the Prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 25, 2024.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of September 2024

Commission File Number: 001-41869

Captivision Inc.

(Exact name of registrant as specified in its charter)

298-42 Chung-buk Chungang-ro Chung-buk,

Pyeong-taek, Gyounggi, Republic of Korea

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:

Form 20-F ☒ Form 40-F ☐

As part of its ongoing strategic and internal restructuring, Captivision Inc., a Cayman Islands exempted company (the “Company”), determined that it was in the best interest of the Company to dispose of its interest in G-SMATT Europe Media Limited (“GSE”), which previously served as the Company’s European sales affiliate and partly owned subsidiary.

GSE does not have material assets other than its rights under a distribution agreement with Captivision Korea, Inc., a corporation (chusik hoesa) organized under the laws of the Republic of Korea and wholly owned subsidiary of the Company (formerly known as GLAAM Co. Ltd.) (“Captivision Korea”), dated May 18, 2020 (the “Distribution Agreement”), which has been terminated by Captivision Korea, effective as of September 19, 2024.

Debt Contribution Agreements

On September 25, 2024, the Company, GSE, and certain creditors of GSE (the “Contributors”) entered into contribution agreements (the “Contribution Agreements”), pursuant to which the Contributors agreed to contribute the respective outstanding balances remaining under their various debt agreements with GSE (the “Contributed Debt”) to the Company in exchange for the issuance by the Company of its ordinary shares, par value $0.0001 per share (“Shares”) in a debt to equity conversion transaction (the “Conversion”).

Pursuant to the Conversion, an aggregate of $978,273 of Contributed Debt was contributed to the Company in exchange for the issuance of an aggregate of 39,594 Shares at a conversion price per Share equal to $10.00 and an aggregate of 232,934 Shares at a conversion price per Share equal to $2.50.

The issuance of the Shares in the Conversion was made in reliance on an exemption for private offerings pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The foregoing description of the Contribution Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Contribution Agreements, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and the terms of which are incorporated herein by reference.

Equity Contribution Agreement

On September 25, 2024, the Company, GSE, and CSY Netherlands Holding BV (“CSY”) entered into a contribution agreement (the “Equity Contribution Agreement”), pursuant to which CSY agreed to contribute its $660,400 of equity in GSE to the Company in exchange for the issuance by the Company of an aggregate of 264,160 Shares at a conversion price per Share equal to $2.50 in an equity to equity conversion transaction.

The issuance of the Shares pursuant to the Equity Contribution Agreement was made in reliance on an exemption for private offerings pursuant to Section 4(a)(2) of the Securities Act. The foregoing description of the Equity Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Contribution Agreement, a copy of which is attached hereto as Exhibit 10.3, and the terms of which are incorporated herein by reference.

Subscription Agreements

As partial consideration for the transactions contemplated by the Equity Contribution Agreement, on September 25, 2024, the Company also entered into subscription agreements (the “Subscription Agreements”), with CSY and Cube Rental Inc. (“Cube Rental,” and together with CSY, the “Subscribers”), pursuant to which the Subscribers agreed to subscribe for and purchase from the Company an aggregate amount of $500,000 of Shares. The purchase price per Share was $1.65, resulting in the issuance of a total of 303,030 Shares.

The issuance of the Shares pursuant to the Subscription Agreements was made in reliance on an exemption for private offerings pursuant to Section 4(a)(2) of the Securities Act. The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreements, the form of which is attached hereto as Exhibits 10.4, and the terms of which are incorporated herein by reference.

Share Purchase Agreement

On September 25, 2024, Captivision Korea entered into a share purchase agreement (the “SPA”) with certain purchasers named therein (the “Purchasers”), pursuant to which Captivision Korea agreed to sell and the Purchasers agreed to purchase Captivision Korea’s 76.6% ownership interest in GSE in exchange for a nominal aggregate purchase price of KRW 1 million (approximately $800). The sale is expected to close on or about September 25, 2024.

The SPA contains customary representations, warranties, conditions, and indemnification obligations of the parties thereto. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The foregoing is a brief description of the SPA and is qualified in its entirety by reference to the full text of the SPA, a copy of which is attached hereto as Exhibit 99.1.

The information in this Form 6-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Debt Contribution Agreement, dated September 25, 2024, by and among Captivision Inc., G-SMATT Europe Media Limited and Ho Joon Lee.
10.2	Debt Contribution Agreement, dated September 25, 2024, by and among Captivision Inc., G-SMATT Europe Media Limited and Cube Rental Inc.
10.3	Equity Contribution Agreement, dated September 25, 2024, by and among Captivision Inc., G-SMATT Europe Media Limited and CSY Netherlands Holding BV.
10.4	Form of Subscription Agreement
99.1	Share Purchase Agreement, dated September 25, 2024, by and among Captivision Inc., Mi Kyung Um and In Won Lee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Captivision Inc.

By:	/s/ Gary R. Garrabrant
Name:	Gary R. Garrabrant
Title:	Chairman and Chief Executive Officer

Date: September 25, 2024

Exhibit 10.1

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made as of September ___, 2024, between Captivision Inc., a Cayman Islands exempted company (the “Company”), G-SMATT Europe Media Limited, a company incorporated in England and Wales (“GSE”) and Ho Joon Lee (the “Contributor”). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 4 hereof.

RECITALS

WHEREAS, GSE is a partly-owned subsidiary of the Company;

WHEREAS, GSE and Contributor are parties to certain loans (the “Loans”), having an outstanding aggregate balance as of the date hereof of $395,939 (the “Contributed Debt”); and

WHEREAS, subject to the terms and conditions of this Agreement, Contributor desires to contribute the Contributed Debt to the Company in exchange for the issuance by the Company of the Shares (as defined below).

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and conditions set forth in this Agreement, the parties to this Agreement agree as follows:

Section 1.
Authorization and Debt Contribution.
(a)
Authorization of the Shares. The Company has authorized the issuance to the Contributor of an aggregate of 39,594 of its ordinary shares, par value $0.0001 per share (the “Shares”) as set forth below.
(b)
Debt Contribution. As of the date hereof, the Contributor hereby contributes, conveys, assigns and transfers to the Company and, subject to the terms and conditions set forth herein, the Company hereby accepts the contribution, conveyance, assignment and transfer of, the Contributed Debt and in exchange therefor hereby issues to the Contributor the Shares, free and clear of all Liens.
(c)
Cancellation of Debt. Effective as of immediately following the consummation of the transactions set forth in Section 1(b), the Loans are hereby cancelled and terminated.
(d)
Price for Issuance of the Shares. The issuance price per share for the Shares shall be $10.00.
Section 2.
Representations and Warranties of the Company. The Company hereby represents and warrants to the Contributor that as of the date hereof:
(a)
The Company is duly incorporated, validly existing and in good standing (or such equivalent concept to the extent it exists under the laws of the Cayman Islands) under the laws of the Cayman Islands, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted in all material respects and to enter into, deliver, and perform its obligations under this Agreement in all material respects. GSE is duly incorporated, validly existing and in good standing (or such equivalent concept to the extent it exists under the laws of England and Wales) under the laws of England and Wales, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted in all material respects and to enter into, deliver, and perform its obligations under this Agreement in all material respects.
(b)
This Agreement (including the transactions contemplated herein) has been duly authorized and validly executed and delivered by the Company and GSE and, assuming that this Agreement constitutes the valid and binding obligation of Contributor, is the valid and binding obligation of the Company and GSE and is enforceable against the Company and GSE in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) general principles of equity, whether considered at law or equity (including concepts of materiality, reasonableness, good faith, and fair dealing with respect to those jurisdictions that recognize such concepts).
(c)
The Shares have been duly authorized and issued and when delivered to Contributor and registered with the Company’s transfer agent, the Shares will be validly issued, fully paid, free and clear of any liens or other encumbrances (other than those arising under applicable securities laws), and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s memorandum and articles of association, under the laws of the Cayman Islands, under any agreement or instrument to which the Company is a party or by which the Company is bound, or otherwise.
(d)
The execution, delivery and performance of this Agreement and all transactions contemplated in connection with this Agreement by the Company does not conflict with, violate or result in the breach of, or create any lien or encumbrance on the Shares pursuant to, any agreement, permit, license, instrument, order, judgment, decree, law, rule or governmental regulation to which the Company is a party or is subject or by which the Shares are bound.
(e)
There are no actions, suits, proceedings, orders, investigations or claims pending or, to the Company’s knowledge, threatened against or affecting the Company at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement) which would have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its subsidiaries; and to the Company’s knowledge, the Company and its subsidiaries are not subject to any such governmental investigations or inquiries. The Company and its subsidiaries are not subject to any judgment, order or decree of any court or other governmental agency which would have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its subsidiaries.
Section 3.
Representations and Warranties of the Contributor. The Contributor hereby represents and warrants to the Company that as of the date hereof:
(a)
This Agreement (including the transactions contemplated herein) has been duly authorized, validly executed and delivered by Contributor. Assuming that this Agreement constitutes the valid and binding agreement of the Company, this Agreement is the valid and binding obligation of Contributor and is enforceable against Contributor in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) general principles of equity, whether considered at law or equity (including concepts of materiality, reasonableness, good faith, and fair dealing with respect to those jurisdictions that recognize such concepts).

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(b)
The execution and delivery of this Agreement and the performance by Contributor of its obligations under this Agreement, including the consummation of the other transactions contemplated herein (i) are fully consistent with Contributor’s financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to Contributor and (iii) are a fit, proper and suitable investment for Contributor, notwithstanding the substantial risks inherent in investing in or holding the Shares.
(c)
The execution and delivery of this Agreement and the performance by Contributor of its obligations under this Agreement, including the consummation of the other transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Contributor, pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Contributor is a party, or by which Contributor is bound or to which any of the property or assets of Contributor is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of, or prevent, impair, delay or impede the legal authority of, Contributor to enter into and timely perform in any material respect its obligations under this Agreement (a “Contributor Material Adverse Effect”), or (ii) result in any violation of any law, statute or any judgment, order, rule, regulation or other legally enforceable requirement of any court or governmental agency or body, domestic or foreign, having jurisdiction over Contributor or any of its properties that would reasonably be expected to have a Contributor Material Adverse Effect.
(d)
Contributor is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Contributor of this Agreement, except for the report on the acquisition of securities to be filed with the Bank of Korea.
(e)
Contributor is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Securities Act), in each case, satisfying the applicable requirements set forth in the Securities Act, (ii) acquiring the Shares only for its own account and not for the account of others, or if Contributor is acquiring the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or an “accredited investor” and Contributor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgments, representations, warranties, and agreements herein on behalf of each owner of each such account, and (iii) not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other securities laws of the United States or any other jurisdiction. Contributor is not an entity formed for the specific purpose of acquiring the Shares.
(f)
Contributor is a sophisticated investor, experienced in investing in securities transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and has exercised independent judgment in evaluating its participation in the acquisition of the Shares.
(g)
Contributor understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, or any “offer of securities to the public” within the meaning of the EU Prospectus Regulation or the UK Prospectus Regulation, and that the Shares have not been registered under the Securities Act or any other securities laws of the United States or any other jurisdiction, and as a result, the distribution of the Shares to Contributor is being made pursuant to an exemption from registration under the Securities Act. Contributor understands that the Shares may

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not be resold, transferred, pledged, or otherwise disposed of by Contributor absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act, or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entries representing the Shares (if any) shall contain a legend to such effect. Contributor acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act and will not be immediately eligible for resale pursuant to Rule 144 promulgated under the Securities Act. Contributor understands and agrees that the Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, Contributor may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Contributor understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge, or transfer of any of the Shares. By making the representations herein, Contributor does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to assign, transfer or otherwise dispose of any of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.
(h)
Contributor understands and agrees that Contributor is acquiring the Shares directly from the Company. Contributor further acknowledges that there have been no representations, warranties, covenants, or agreements made to Contributor by the Company or any of its affiliates or control persons, officers, directors, employees, agents, partners or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company expressly set forth in this Agreement, and Contributor is not relying on any representations, warranties or covenants other than those made by the Company expressly set forth in this Agreement.
(i)
Contributor represents and warrants that it (i) is acquiring the Shares for investment, (ii) has no current plan or intention to dispose of or otherwise transfer the Shares and (iii) is under no binding agreement to dispose of or otherwise transfer the Shares.
(j)
In making its decision to acquire the Shares, Contributor represents that it has relied solely upon independent investigation made by Contributor and the Company’s representations, warranties and agreements in Section 2 hereof. Contributor acknowledges and agrees that Contributor has received access to and has had an adequate opportunity to review and understand such financial and other information as Contributor deems necessary in order to make an investment decision with respect to the Shares, including with respect to the Company, the acquisition of the Shares or the other transactions contemplated by the Agreement and has made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to Contributor’s investment in the Shares. Without limiting the generality of the foregoing, Contributor acknowledges that it has had an opportunity to review the documents made available to Contributor by the Company, (the “Disclosure Package”), provided by the Company and any such documents available on the Securities and Exchange Commission’s (the “Commission”) EDGAR system. Contributor represents and agrees that Contributor and Contributor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers, and obtain such information as Contributor and such Contributor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and conducted and completed their own independent diligence concerning the Company, the Shares, the offer of the Shares and the other transactions contemplated by this Agreement. Based upon such information as Contributor has deemed appropriate, Contributor has independently made its own analysis and decision to acquire the Shares and enter into the transactions contemplated herein. Except for the representations, warranties and agreements of the Company expressly set forth in this Agreement, Contributor is relying exclusively on its own sources

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of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Company or the Shares, the offer of the Shares or the other transactions contemplated by this Agreement.
(k)
Contributor became aware of this transaction solely by means of direct contact between Contributor, on the one hand, and the Company or its representatives, on the other hand. The Shares were offered to Contributor solely by such direct contact. Contributor did not become aware of this transaction, nor were the Shares offered to Contributor, by any other means. Contributor acknowledges that the Shares (i) were not offered to it by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act, and (ii) are not being offered to it in a manner involving a public offering under, or, to its knowledge, in a distribution in violation of, the Securities Act or any other applicable securities laws.
(l)
Contributor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Disclosure Package and the Company’s documents filed with the Commission. Contributor is a sophisticated institutional investor, is able to fend for itself in the transactions contemplated herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares. Contributor acknowledges that Contributor shall be responsible for any of Contributor’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and that neither the Company nor any of its agents or affiliates, have provided any tax advice or any other representation or guarantee, whether written or oral, regarding the tax consequences of the transactions contemplated by this Agreement.
(m)
Contributor represents and acknowledges that Contributor, alone, or together with its professional advisor(s), if any, has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Contributor and that Contributor is able at this time and in the foreseeable future to bear the economic risk of a total loss of Contributor’s investment in the Company. Contributor acknowledges specifically that a possibility of total loss exists.
(n)
Contributor understands and agrees that no federal or state agency has passed upon or endorsed the merits of the acquisition of the Shares or made any findings or determination as to the fairness of an investment in the Shares.
(o)
Neither Contributor nor any other persons acting on behalf of Contributor for the purposes of this Agreement is (i) a person or entity named on any sanctions list maintained by (A) the U.S. Department of the Treasury’s Office of Foreign Assets Control, including, but not limited to, the List of Specially Designated Nationals and Blocked Persons, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, (B) the European Union, (C) the United Nations Security Council, (D) the government of the United Kingdom, including HM Treasury, or (E) any individual European Union member state (clauses (A)-(E), collectively, “Sanctions Bodies” and the sanctions lists maintained by the Sanctions Bodies, the “Sanctions Lists”), (ii) 50% or more owned or controlled by, or acting on behalf of, a person, that is named on a list maintained by any Sanctions Body, (iii) organized, incorporated, established, located, resident in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of Cuba, Iran, North Korea, Syria, the Crimea region and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other country or territory embargoed or subject to substantial trade restrictions by any Sanctions Body, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Subscriber”).

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(p)
Contributor is not currently (and at all times through the execution of this Agreement will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding, or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).
(q)
Contributor hereby acknowledges and agrees that it will not, nor will any person acting at Contributor’s direction or pursuant to any understanding with Contributor, directly or indirectly offer, sell, pledge, contract to sell, sell any option, engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act, including all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage or other similar financing arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers, of the Shares until the consummation of this trasnaction.
(r)
To Contributor’s knowledge, no foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the acquisition by Contributor of the Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the consummation of this transaction as a result of the acquisition of the Shares hereunder.
(s)
No broker, finder or other financial consultant has acted on behalf of or at the direction of Contributor in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the Company or any of its subsidiaries.
(t)
Contributor acknowledges that (i) the Company currently has, and later may come into possession of, information regarding the Company that is not known to Contributor and that may be material to enter into this Agreement (“Excluded Information”), and (ii) Contributor has determined to enter into this Agreement to acquire the Shares notwithstanding Contributor’s lack of knowledge of the Excluded Information.
(u)
Contributor acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company.
Section 4.
Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

“Liens” means any mortgages, claims, liens, security interests, pledges, charges or other restrictions or encumbrances of any kind or character whatsoever.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

Section 5.
Registration Statement.

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(a)
The Company agrees to use its commercially reasonable efforts to file with the Commission (at the Company’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the Shares as soon as practicable after the consummation of the transaction (the “Filing Date”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as promptly as practicable after the filing thereof but no later than the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such date, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Shares in the Registration Statement are contingent upon Contributor furnishing a completed and executed selling shareholders questionnaire in customary form to the Company that contains the information required by Commission rules for a Registration Statement regarding Contributor, the securities of the Company held by Contributor, and the intended method of disposition of the Shares to effect the registration of the Shares, and Contributor shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided further, that in connection with the foregoing, Contributor shall not be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. The Company will provide a draft of the Registration Statement to Contributor for review at least three (3) Business Days in advance of the filing of the Registration Statement, provided that in no event shall the Company be required to delay or postpone the filing of such Registration Statement as a result of or in connection with Contributor’s review. In the case of the registration effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform Contributor as to the status of such registration. Notwithstanding anything to the contrary in this Agreement, in no event shall Contributor be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided that if the Commission requests that Contributor be identified as a statutory underwriter in the Registration Statement, Contributor will have an opportunity to withdraw from the Registration Statement. Any failure by the Company to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement as set forth above. For purposes of this Section 5, “Shares” includes any Ordinary Shares or other equity securities of the Company issued or issuable with respect to the Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event.
(b)
At its expense, the Company shall:
(i)
except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption, or compliance under applicable securities laws which the Company determines to obtain, continuously effective with respect to Contributor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Contributor ceases to hold any Shares; (ii) the date all Shares held by Contributor may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions that may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) and (iii) two (2) years from the Effectiveness Date;
(ii)
advise Contributor within five (5) Business Days (or such earlier date as specified):

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(1)
within two (2) Business Days of when a Registration Statement or any post-effective amendment thereto has become effective;
(2)
within two (2) Business Days after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;
(3)
of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
(4)
subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Contributor of such events, provide Contributor with any material, nonpublic information regarding the Company or any of its subsidiaries other than to the extent that providing notice to Contributor of the occurrence of the events listed in (1) through (4) above may constitute material, nonpublic information regarding the Company. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any subsidiaries, the Company shall simultaneously furnish such notice with the Commission pursuant to a Current Report on Form 6-K.

(iii)
use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;
(iv)
upon the occurrence of any event contemplated above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document, so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(v)
use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the ordinary shares of the Company are then listed; and
(vi)
use its commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Shares contemplated herein.

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(c)
Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of ordinary shares which is equal to the maximum number of ordinary shares as is permitted by the Commission. In such event, the number of ordinary shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders, and the Company shall use its commercially reasonable efforts to file with the Commission, as promptly as practicable and as allowed by the Commission, one or more registration statements to register the resale of those Shares that were not registered on the initial Registration Statement, as so amended. Upon notification by the Commission that the Registration Statement has been declared effective by the Commission, within two (2) Business Days thereafter, the Company shall file the final prospectus under Rule 424 of the Securities Act.
(d)
Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to delay or postpone the filing or effectiveness of the Registration Statement, and from time to time to require Contributor not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event that the Company’s board of directors reasonably believes, upon advice of reputable external counsel, would require additional disclosure by the Company in the Registration Statement of material information that (x) the Company has a bona fide business purpose for keeping confidential or (y) cannot be immediately provided, and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Company’s board of directors, upon advice of reputable external counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than three (3) occasions or for more than ninety (90) consecutive calendar days, or more than one-hundred-twenty (120) total calendar days, in each case during any twelve (12)-month period. Upon receipt by Contributor of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Contributor agrees that (a) it will immediately discontinue offers and sales of the Shares under the Registration Statement until Contributor receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (b) it will maintain the confidentiality of any information included in such written notice delivered by the Company. If so directed by the Company, Contributor will deliver to the Company or, in Contributor’s sole discretion destroy, all copies of the prospectus covering the Shares in Contributor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (1) to the extent Contributor is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory, or professional requirements, or (B) in accordance with a bona fide pre-existing document retention policy, or (2) to copies stored electronically on archival servers as a result of automatic data back-up.
(e)
The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless Contributor (to the extent a seller under, or named as a selling shareholder in, the Registration Statement), its advisers and agents, and each person who controls Contributor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against all reasonable and documented out-of-pocket losses, claims, damages, liabilities, costs (including reasonable and documented external attorneys’ fees in connection with

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defending any of the foregoing) and expenses (collectively, “Losses”), as incurred, caused by any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Contributor furnished in writing to the Company by Contributor expressly for use therein; provided, however, that the indemnification contained in this Section 5(e) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company, nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner or (B) in connection with any offers or sales effected by or on behalf of Contributor in violation of this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and shall survive the transfer of the Shares by Contributor.
(f)
Contributor shall indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, in each case, to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding Contributor furnished in writing to the Company by Contributor expressly for use therein; provided, however, that the indemnification contained in this Section 5(f) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Contributor, nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner or (B) in connection with any offers or sales effected by or on behalf of Contributor in violation of this Agreement. Notwithstanding anything to the contrary herein, in no event shall the liability of Contributor be greater in amount than the dollar amount of the net proceeds received by Contributor upon the sale of the Shares giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and shall survive the transfer of the Shares by Contributor.
(g)
For the purposes of this Agreement, “Indemnifying Party” shall mean the party with an obligation to indemnify another party pursuant to Section 5(e) or Section 5(f) (as applicable) and “Indemnified Party” shall mean the party seeking indemnification pursuant to Section 5(e) or Section 5(f) (as applicable). The Indemnified Party shall promptly notify the Indemnifying Party in writing of the institution, threat or assertion of any proceeding against the Indemnified Party that the Indemnified Party believes relates to Losses the subject of indemnification pursuant to Section 5(e) or Section 5(f) (as applicable) and of which such Indemnified Party is aware (a “Third Party Proceeding”). In the case of any delay or failure by an Indemnified Party to provide the notice required by the preceding sentence, the obligation of the Indemnifying Party to indemnify the Indemnified Party shall be reduced to the extent that such Indemnifying Party is prejudiced by such delay or failure. The Indemnifying Party will be entitled to participate in any Third Party Proceeding and to assume the defense thereof with counsel it elects, in its sole discretion, and in the event the Indemnifying Party assumes such defense, the Indemnifying Party will

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not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement that is not both fully resolved or settled (i) in all respects by the payment of money damages alone and no other form of relief (and such money damages are so paid in full by the Indemnifying Party pursuant to the terms of such order or settlement) and (ii) with an unconditional release by the claimant or plaintiff of the Indemnified Party and its affiliates from all liability in respect to such claim or litigation.
(h)
If the indemnification provided under Section 5(e) or Section 5(f) from the Indemnifying Party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be subject to the limitations set forth in Section 5(e) or Section 5(f) and deemed to include any external legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5(h) from any person who was not guilty of such fraudulent misrepresentation. Contributor’s obligation to make a contribution pursuant to this Section 5(h) shall be individual, not joint and several, and in no event shall the liability of Contributor hereunder be greater in amount than the dollar amount of the net proceeds received by Contributor upon the sale of the Shares giving rise to such obligation.
(i)
Subject to receipt from Contributor by the Company and the transfer agent for the Shares (the “Transfer Agent”) of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent (which shall not include a legal opinion) in connection therewith, and, if required by the Transfer Agent, an opinion of Company’s counsel, in a form reasonably acceptable to the Transfer Agent, Contributor may request that the Company remove any legend from the certificates or book entry position evidencing the Shares as soon as reasonably practicable following such request and receipt of such representations and other documentation, following the earliest of such time as such Shares have been sold pursuant to an effective registration statement. If restrictive legends are no longer required for the Shares, the Company shall, in accordance with the provisions of this section and reasonably promptly following any request therefor from Contributor accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such Shares. The Company shall be responsible for the fees of the Transfer Agent and counsel to the Company associated with such request.
Section 6.
Transfer Restrictions. Except as contemplated by this Agreement or with the prior written consent of the Company, with respect to 50% of the Shares being issued hereby, prior to the date that is ninety (90) days from the date hereof, the Contributor agrees that he shall not Transfer (as defined below) any such Shares. “Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, (ii) entry

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into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).
Section 7.
Miscellaneous.
(a)
Remedies. Each holder of Shares acquired hereunder shall have all rights and remedies set forth in this Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.
(b)
Consent to Amendments. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the holder of any Shares unless such modification, amendment or waiver is approved in writing by the Company and the Contributor. No other course of dealing between the Company and the holder of any Shares or any delay in exercising any rights hereunder shall operate as a waiver of any rights of any such holder.
(c)
Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Contributor or on its behalf.
(d)
Dealings with the Contributor. The Company acknowledges and agrees that the Contributor shall not be obligated to satisfy any obligations of the Company (as provided for herein). The Company hereby waives, to the fullest extent permitted by applicable law, any claims and rights that it may otherwise have in connection with the matters described in this Section 7(d).
(e)
Assignment. Neither this Agreement nor any rights, interests, or obligations that may accrue to Contributor hereunder may be transferred or assigned without the prior written consent of the Company (other than the Shares acquired hereunder and then only in accordance with this Agreement). Notwithstanding the foregoing, this Agreement and any of Contributor’s rights and obligations hereunder may be assigned to one or more controlled affiliates of Contributor without the prior consent of the Company; provided that such assignee agree in writing pursuant to an agreement reasonably acceptable to the Company to be bound by the terms and conditions of this Agreement and makes the representations and warranties in Section 3 hereto. Upon such assignment by Contributor, the assignee shall become Contributor hereunder and have the rights and obligations provided for herein to the extent of such assignment.
(f)
Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
(g)
Counterparts. This Agreement and any amendments hereto may be executed simultaneously in multiple counterparts (and may be delivered by means of facsimile transmission or electronic transmission in portable document format, which shall be treated in all manner and respects as an original signed version hereof delivered in person), any one of which need not contain the signatures of

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more than one party, but all such counterparts taken together shall constitute one and the same Agreement. No party hereto shall raise the use of a facsimile machine or electronic transmission in portable document format to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic transmission in portable document format as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
(h)
Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.
(i)
Governing Law. This Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
(j)
Consent to Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE NON‑EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES LOCATED IN THE STATE OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY'S RESPECTIVE ADDRESS SET FORTH BELOW SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE FEDERAL COURTS OF THE UNITED STATES LOCATED IN THE STATE OF NEW YORK, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(k)
Waiver of Jury Trial. As a specifically bargained for inducement for each of the parties hereto to enter into this Agreement (after having the opportunity to consult with counsel), each party hereto expressly waives the right to trial by jury in any lawsuit or proceeding relating to or arising in any way from this Agreement or the matters contemplated hereby.
(l)
Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or sent to the recipient by facsimile transmission or PDF attachment to e-mail. Such notices, demands and other communications shall be sent to the Contributor and to the Company at the address indicated below:

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If to the Company:

Captivision Inc.

298-42 Chung-buk Chungang-ro Chung-buk,
Pyeong-taek, Gyounggi, Republic of Korea
Attention: Anthony R. Page
Email: AP@jaguargrowth.com

with a copy to (which shall not constitute notice to the Company):

Paul Hastings LLP
600 Travis Street, Fifty-Eighth Floor
Houston, Texas 77002
Attention: R. William Burns
Email: willburns@paulhastings.com

If to GSE:

c/o Captivision Inc.
298-42 Chung-buk Chungang-ro Chung-buk,
Pyeong-taek, Gyounggi, Republic of Korea
Attention: Anthony R. Page
Email: AP@jaguargrowth.com

with a copy to (which shall not constitute notice to GSE):

Paul Hastings LLP
600 Travis Street, Fifty-Eighth Floor
Houston, Texas 77002
Attention: R. William Burns
Email: willburns@paulhastings.com

If to the Contributor:

Ho Joon Lee

c/o Captivision Korea, Inc.

298-42 Chung-buk Chungang-ro Chung-buk,
Pyeong-taek, Gyounggi, Republic of Korea
Attention: Seung Sik Kim
Email: ss.kim@captivision.com

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

Section 8. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

* * * * *

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IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement on the date first written above.

COMPANY:

CAPTIVISION INC.

By:	/s/ Gary R. Garrabrant
Name:	Gary R. Garrabrant
Its:	Chief Executive Officer

G-SMATT EUROPE MEDIA LIMITED

By:	/s/ Ho Joon Lee
Name:	Ho Joon Lee
Its:	Director

CONTRIBUTOR:

HO JOON LEE

By:	/s/ Ho Joon Lee
Name:	Ho Joon Lee

Exhibit 10.2

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made as of _____________, 2024, between Captivision Inc., a Cayman Islands exempted company (the “Company”), G-SMATT Europe Media Limited a company incorporated in England and Wales (“GSE”) and Cube Rental Inc., a corporation (chusik hoesa) organized under the laws of the Republic of Korea (the “Contributor”). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 4 hereof.

RECITALS

WHEREAS, GSE is a partly-owned subsidiary of the Company;

WHEREAS, GSE and Contributor are parties to those certain loan agreements listed on Schedule 1 hereto (the “Loan Agreements”), having an outstanding aggregate balance as of the date hereof of $582,334 (the “Contributed Debt”);

WHEREAS, subject to the terms and conditions of this Agreement, Contributor desires to contribute the Contributed Debt to the Company in exchange for the issuance by the Company of the Shares (as defined below); and

WHEREAS, as consideration for the Company to enter into this Agreement, the Contributor shall subscribe for the purchase of $300,000 of the Company’s ordinary shares, par value $0.0001 per share (“Ordinary Shares”) and CSY Netherlands Holding BV shall subscribe for the purchase of $200,000 of Ordinary Shares.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and conditions set forth in this Agreement, the parties to this Agreement agree as follows:

Section 1.
Authorization and Debt Contribution.
(a)
Authorization of the Shares. The Company has authorized the issuance to the Contributor of an aggregate of 232,934 Ordinary Shares (the “Shares”) as set forth below.
(b)
Debt Contribution. As of the date hereof, the Contributor hereby contributes, conveys, assigns and transfers to the Company and, subject to the terms and conditions set forth herein, the Company hereby accepts the contribution, conveyance, assignment and transfer of, the Contributed Debt and in exchange therefor hereby issues to the Contributor the Shares, free and clear of all Liens.
(c)
Cancellation of Debt. Effective as of immediately following the consummation of the transactions set forth in Section 1(b), the Loan Agreements are hereby cancelled and terminated.
(d)
Price for Issuance of the Shares. The issuance price per share for the Shares shall be $2.50.
Section 2.
Representations and Warranties of the Company. The Company hereby represents and warrants to the Contributor that as of the date hereof:
(a)
The Company is duly incorporated, validly existing and in good standing (or such equivalent concept to the extent it exists under the laws of the Cayman Islands) under the laws of the Cayman Islands, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted in all material respects and to enter into, deliver, and perform its obligations under this Agreement in all material respects. GSE is duly incorporated, validly existing and in good standing (or such equivalent concept to the extent it exists under the laws of England and Wales) under the laws of England and Wales, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted in all material respects and to enter into, deliver, and perform its obligations under this Agreement in all material respects.
(b)
This Agreement (including the transactions contemplated herein) has been duly authorized and validly executed and delivered by the Company and GSE and, assuming that this Agreement constitutes the valid and binding obligation of Contributor, is the valid and binding obligation of the Company and GSE and is enforceable against the Company and GSE in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) general principles of equity, whether considered at law or equity (including concepts of materiality, reasonableness, good faith, and fair dealing with respect to those jurisdictions that recognize such concepts).
(c)
The Shares have been duly authorized and issued and when delivered to Contributor and registered with the Company’s transfer agent, the Shares will be validly issued, fully paid, free and clear of any liens or other encumbrances (other than those arising under applicable securities laws), and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s memorandum and articles of association, under the laws of the Cayman Islands, under any agreement or instrument to which the Company is a party or by which the Company is bound, or otherwise.
(d)
The execution, delivery and performance of this Agreement and all transactions contemplated in connection with this Agreement by the Company does not conflict with, violate or result in the breach of, or create any lien or encumbrance on the Shares pursuant to, any agreement, permit, license, instrument, order, judgment, decree, law, rule or governmental regulation to which the Company is a party or is subject or by which the Shares are bound.
(e)
There are no actions, suits, proceedings, orders, investigations or claims pending or, to the Company’s knowledge, threatened against or affecting the Company at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement) which would have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its subsidiaries; and to the Company’s knowledge, the Company and its subsidiaries are not subject to any such governmental investigations or inquiries. The Company and its subsidiaries are not subject to any judgment, order or decree of any court or other governmental agency which would have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its subsidiaries.
Section 3.
Representations and Warranties of the Contributor. The Contributor hereby represents and warrants to the Company that as of the date hereof:
(a)
Contributor has been duly formed or incorporated and is validly existing and in good standing (or such equivalent concept to the extent it exists under the laws of the jurisdiction of incorporation or formation) under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver, and perform its obligations under this Agreement.

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(b)
This Agreement (including the transactions contemplated herein) has been duly authorized, validly executed and delivered by Contributor. Assuming that this Agreement constitutes the valid and binding agreement of the Company, this Agreement is the valid and binding obligation of Contributor and is enforceable against Contributor in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) general principles of equity, whether considered at law or equity (including concepts of materiality, reasonableness, good faith, and fair dealing with respect to those jurisdictions that recognize such concepts).
(c)
The execution and delivery of this Agreement and the performance by Contributor of its obligations under this Agreement, including the consummation of the other transactions contemplated herein (i) are fully consistent with Contributor’s financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to Contributor and (iii) are a fit, proper and suitable investment for Contributor, notwithstanding the substantial risks inherent in investing in or holding the Shares.
(d)
The execution and delivery of this Agreement and the performance by Contributor of its obligations under this Agreement, including the consummation of the other transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Contributor, pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Contributor is a party, or by which Contributor is bound or to which any of the property or assets of Contributor is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of, or prevent, impair, delay or impede the legal authority of, Contributor to enter into and timely perform in any material respect its obligations under this Agreement (a “Contributor Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of Contributor, or (iii) result in any violation of any law, statute or any judgment, order, rule, regulation or other legally enforceable requirement of any court or governmental agency or body, domestic or foreign, having jurisdiction over Contributor or any of its properties that would reasonably be expected to have a Contributor Material Adverse Effect.
(e)
Contributor is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Contributor of this Agreement, except for the report on the acquisition of securities to be filed with the Bank of Korea.
(f)
Contributor is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Securities Act), in each case, satisfying the applicable requirements set forth in the Securities Act, (ii) an “institutional account” as defined in FINRA Rule 4512(c) (and accordingly, Contributor is aware that this transaction meets the exemptions from filing under FINRA Rule 5123(b)(1)(A), (C) or (J)), (iii) if resident in a member state of the European Economic Area, is a “qualified investor” within the meaning of Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market (the “EU Prospectus Regulation”), (iv) if resident in the United Kingdom, is a “qualified investor” within the meaning of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”), (v) acquiring the Shares only for its own account and not for the account of others, or if Contributor is acquiring the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or an

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“accredited investor” and Contributor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgments, representations, warranties, and agreements herein on behalf of each owner of each such account, and (vi) not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other securities laws of the United States or any other jurisdiction. Contributor is not an entity formed for the specific purpose of acquiring the Shares.
(g)
Contributor is a sophisticated investor, experienced in investing in securities transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and has exercised independent judgment in evaluating its participation in the acquisition of the Shares.
(h)
Contributor understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, or any “offer of securities to the public” within the meaning of the EU Prospectus Regulation or the UK Prospectus Regulation, and that the Shares have not been registered under the Securities Act or any other securities laws of the United States or any other jurisdiction, and as a result, the distribution of the Shares to Contributor is being made pursuant to an exemption from registration under the Securities Act. Contributor understands that the Shares may not be resold, transferred, pledged, or otherwise disposed of by Contributor absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act, or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entries representing the Shares (if any) shall contain a legend to such effect. Contributor acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act and will not be immediately eligible for resale pursuant to Rule 144 promulgated under the Securities Act. Contributor understands and agrees that the Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, Contributor may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Contributor understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge, or transfer of any of the Shares. By making the representations herein, Contributor does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to assign, transfer or otherwise dispose of any of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.
(i)
Contributor understands and agrees that Contributor is acquiring the Shares directly from the Company. Contributor further acknowledges that there have been no representations, warranties, covenants, or agreements made to Contributor by the Company or any of its affiliates or control persons, officers, directors, employees, agents, partners or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company expressly set forth in this Agreement, and Contributor is not relying on any representations, warranties or covenants other than those made by the Company expressly set forth in this Agreement.
(j)
Contributor represents and warrants that it (i) is acquiring the Shares for investment, (ii) has no current plan or intention to dispose of or otherwise transfer the Shares and (iii) is under no binding agreement to dispose of or otherwise transfer the Shares.
(k)
Contributor represents and warrants that either (i) it is not a Benefit Plan Investor, as contemplated by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii)

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its acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable Similar Law (as defined below).
(l)
In making its decision to acquire the Shares, Contributor represents that it has relied solely upon independent investigation made by Contributor and the Company’s representations, warranties and agreements in Section 2 hereof. Contributor acknowledges and agrees that Contributor has received access to and has had an adequate opportunity to review and understand such financial and other information as Contributor deems necessary in order to make an investment decision with respect to the Shares, including with respect to the Company, the acquisition of the Shares or the other transactions contemplated by the Agreement and has made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to Contributor’s investment in the Shares. Without limiting the generality of the foregoing, Contributor acknowledges that it has had an opportunity to review the documents made available to Contributor by the Company, (the “Disclosure Package”), provided by the Company and any such documents available on the Securities and Exchange Commission’s (the “Commission”) EDGAR system. Contributor represents and agrees that Contributor and Contributor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers, and obtain such information as Contributor and such Contributor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and conducted and completed their own independent diligence concerning the Company, the Shares, the offer of the Shares and the other transactions contemplated by this Agreement. Based upon such information as Contributor has deemed appropriate, Contributor has independently made its own analysis and decision to acquire the Shares and enter into the transactions contemplated herein. Except for the representations, warranties and agreements of the Company expressly set forth in this Agreement, Contributor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Company or the Shares, the offer of the Shares or the other transactions contemplated by this Agreement.
(m)
Contributor became aware of this transaction solely by means of direct contact between Contributor, on the one hand, and the Company or its representatives, on the other hand. The Shares were offered to Contributor solely by such direct contact. Contributor did not become aware of this transaction, nor were the Shares offered to Contributor, by any other means. Contributor acknowledges that the Shares (i) were not offered to it by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act, and (ii) are not being offered to it in a manner involving a public offering under, or, to its knowledge, in a distribution in violation of, the Securities Act or any other applicable securities laws.
(n)
Contributor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Disclosure Package and the Company’s documents filed with the Commission. Contributor is a sophisticated institutional investor, is able to fend for itself in the transactions contemplated herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares. Contributor acknowledges that Contributor shall be responsible for any of Contributor’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and that neither the Company nor any of its agents or affiliates, have provided any tax advice or any other representation or guarantee, whether written or oral, regarding the tax consequences of the transactions contemplated by this Agreement. Contributor understands and acknowledges that the transaction hereunder meets the institutional customer exemption under FINRA Rule 2111(b).
(o)
Contributor represents and acknowledges that Contributor, alone, or together with its professional advisor(s), if any, has adequately analyzed and fully considered the risks of an investment

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in the Shares and determined that the Shares are a suitable investment for Contributor and that Contributor is able at this time and in the foreseeable future to bear the economic risk of a total loss of Contributor’s investment in the Company. Contributor acknowledges specifically that a possibility of total loss exists.
(p)
Contributor understands and agrees that no federal or state agency has passed upon or endorsed the merits of the acquisition of the Shares or made any findings or determination as to the fairness of an investment in the Shares.
(q)
Neither Contributor nor any of its directors, officers, employees or other persons acting on behalf of Contributor for the purposes of this Agreement is (i) a person or entity named on any sanctions list maintained by (A) the U.S. Department of the Treasury’s Office of Foreign Assets Control, including, but not limited to, the List of Specially Designated Nationals and Blocked Persons, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, (B) the European Union, (C) the United Nations Security Council, (D) the government of the United Kingdom, including HM Treasury, or (E) any individual European Union member state (clauses (A)-(E), collectively, “Sanctions Bodies” and the sanctions lists maintained by the Sanctions Bodies, the “Sanctions Lists”), (ii) 50% or more owned or controlled by, or acting on behalf of, a person, that is named on a list maintained by any Sanctions Body, (iii) organized, incorporated, established, located, resident in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of Cuba, Iran, North Korea, Syria, the Crimea region and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other country or territory embargoed or subject to substantial trade restrictions by any Sanctions Body, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Subscriber”). Contributor represents that, if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, as amended (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Contributor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Contributor also represents that, to the extent that Contributor is not a natural person, it maintains policies and procedures reasonably designed to ensure compliance with sanctions programs administered by the United States, United Nations, European Union, or any individual European Union member state, the United Kingdom or any other relevant governmental authority, including for the screening of its investors against any lists maintained by a Sanctions Body.
(r)
If Contributor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of ERISA, (ii) a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code, (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) and (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with the ERISA Plans, the “Plans”), then Contributor represents and warrants that neither the Company nor any of its affiliates (the “Transaction Parties”) has provided investment advice or has otherwise acted as the Plan’s fiduciary with respect to its decision to acquire and hold the Shares, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision to acquire and hold the Shares, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with Contributor’s investment in the Shares.

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(s)
Contributor is not currently (and at all times through the execution of this Agreement will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding, or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).
(t)
Contributor hereby acknowledges and agrees that it will not, nor will any person acting at Contributor’s direction or pursuant to any understanding with Contributor, directly or indirectly offer, sell, pledge, contract to sell, sell any option, engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act, including all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage or other similar financing arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers, of the Shares until the consummation of this trasnaction.
(u)
To Contributor’s knowledge, no foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the acquisition by Contributor of the Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the consummation of this transaction as a result of the acquisition of the Shares hereunder.
(v)
No broker, finder or other financial consultant has acted on behalf of or at the direction of Contributor in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the Company or any of its subsidiaries.
(w)
Contributor acknowledges that (i) the Company currently has, and later may come into possession of, information regarding the Company that is not known to Contributor and that may be material to enter into this Agreement (“Excluded Information”), and (ii) Contributor has determined to enter into this Agreement to acquire the Shares notwithstanding Contributor’s lack of knowledge of the Excluded Information.
(x)
Contributor acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company.
Section 4.
Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

“Liens” means any mortgages, claims, liens, security interests, pledges, charges or other restrictions or encumbrances of any kind or character whatsoever.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

Section 5.
Registration Statement.

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(a)
The Company agrees to use its commercially reasonable efforts to file with the Commission (at the Company’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the Shares as soon as practicable after the consummation of the transaction (the “Filing Date”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as promptly as practicable after the filing thereof but no later than the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such date, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Shares in the Registration Statement are contingent upon Contributor furnishing a completed and executed selling shareholders questionnaire in customary form to the Company that contains the information required by Commission rules for a Registration Statement regarding Contributor, the securities of the Company held by Contributor, and the intended method of disposition of the Shares to effect the registration of the Shares, and Contributor shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided further, that in connection with the foregoing, Contributor shall not be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. The Company will provide a draft of the Registration Statement to Contributor for review at least three (3) Business Days in advance of the filing of the Registration Statement, provided that in no event shall the Company be required to delay or postpone the filing of such Registration Statement as a result of or in connection with Contributor’s review. In the case of the registration effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform Contributor as to the status of such registration. Notwithstanding anything to the contrary in this Agreement, in no event shall Contributor be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided that if the Commission requests that Contributor be identified as a statutory underwriter in the Registration Statement, Contributor will have an opportunity to withdraw from the Registration Statement. Any failure by the Company to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement as set forth above. For purposes of this Section 5, “Shares” includes any Ordinary Shares or other equity securities of the Company issued or issuable with respect to the Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event.
(b)
At its expense, the Company shall:
(i)
except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption, or compliance under applicable securities laws which the Company determines to obtain, continuously effective with respect to Contributor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Contributor ceases to hold any Shares; (ii) the date all Shares held by Contributor may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions that may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) and (iii) two (2) years from the Effectiveness Date;
(ii)
advise Contributor within five (5) Business Days (or such earlier date as specified):

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(1)
within two (2) Business Days of when a Registration Statement or any post-effective amendment thereto has become effective;
(2)
within two (2) Business Days after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;
(3)
of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
(4)
subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Contributor of such events, provide Contributor with any material, nonpublic information regarding the Company or any of its subsidiaries other than to the extent that providing notice to Contributor of the occurrence of the events listed in (1) through (4) above may constitute material, nonpublic information regarding the Company. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any subsidiaries, the Company shall simultaneously furnish such notice with the Commission pursuant to a Current Report on Form 6-K.

(iii)
use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;
(iv)
upon the occurrence of any event contemplated above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document, so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(v)
use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the ordinary shares of the Company are then listed; and
(vi)
use its commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Shares contemplated herein.

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(c)
Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of ordinary shares which is equal to the maximum number of ordinary shares as is permitted by the Commission. In such event, the number of ordinary shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders, and the Company shall use its commercially reasonable efforts to file with the Commission, as promptly as practicable and as allowed by the Commission, one or more registration statements to register the resale of those Shares that were not registered on the initial Registration Statement, as so amended. Upon notification by the Commission that the Registration Statement has been declared effective by the Commission, within two (2) Business Days thereafter, the Company shall file the final prospectus under Rule 424 of the Securities Act.
(d)
Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to delay or postpone the filing or effectiveness of the Registration Statement, and from time to time to require Contributor not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event that the Company’s board of directors reasonably believes, upon advice of reputable external counsel, would require additional disclosure by the Company in the Registration Statement of material information that (x) the Company has a bona fide business purpose for keeping confidential or (y) cannot be immediately provided, and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Company’s board of directors, upon advice of reputable external counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than three (3) occasions or for more than ninety (90) consecutive calendar days, or more than one-hundred-twenty (120) total calendar days, in each case during any twelve (12)-month period. Upon receipt by Contributor of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Contributor agrees that (a) it will immediately discontinue offers and sales of the Shares under the Registration Statement until Contributor receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (b) it will maintain the confidentiality of any information included in such written notice delivered by the Company. If so directed by the Company, Contributor will deliver to the Company or, in Contributor’s sole discretion destroy, all copies of the prospectus covering the Shares in Contributor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (1) to the extent Contributor is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory, or professional requirements, or (B) in accordance with a bona fide pre-existing document retention policy, or (2) to copies stored electronically on archival servers as a result of automatic data back-up.
(e)
The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless Contributor (to the extent a seller under, or named as a selling shareholder in, the Registration Statement), its officers, directors, partners, members, managers, employees, advisers and agents, and each person who controls Contributor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against all reasonable and documented out-of-pocket losses, claims, damages, liabilities, costs (including reasonable

‑ 10 ‑

and documented external attorneys’ fees in connection with defending any of the foregoing) and expenses (collectively, “Losses”), as incurred, caused by any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Contributor furnished in writing to the Company by Contributor expressly for use therein; provided, however, that the indemnification contained in this Section 5(e) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company, nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner or (B) in connection with any offers or sales effected by or on behalf of Contributor in violation of this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and shall survive the transfer of the Shares by Contributor.
(f)
Contributor shall indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, in each case, to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding Contributor furnished in writing to the Company by Contributor expressly for use therein; provided, however, that the indemnification contained in this Section 5(f) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Contributor, nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner or (B) in connection with any offers or sales effected by or on behalf of Contributor in violation of this Agreement. Notwithstanding anything to the contrary herein, in no event shall the liability of Contributor be greater in amount than the dollar amount of the net proceeds received by Contributor upon the sale of the Shares giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and shall survive the transfer of the Shares by Contributor.
(g)
For the purposes of this Agreement, “Indemnifying Party” shall mean the party with an obligation to indemnify another party pursuant to Section 5(e) or Section 5(f) (as applicable) and “Indemnified Party” shall mean the party seeking indemnification pursuant to Section 5(e) or Section 5(f) (as applicable). The Indemnified Party shall promptly notify the Indemnifying Party in writing of the institution, threat or assertion of any proceeding against the Indemnified Party that the Indemnified Party believes relates to Losses the subject of indemnification pursuant to Section 5(e) or Section 5(f) (as applicable) and of which such Indemnified Party is aware (a “Third Party Proceeding”). In the case of any delay or failure by an Indemnified Party to provide the notice required by the preceding sentence, the obligation of the Indemnifying Party to indemnify the Indemnified Party shall be reduced to the extent that such Indemnifying Party is prejudiced by such delay or failure. The Indemnifying Party will be entitled to participate in any Third Party Proceeding and to assume the defense thereof with counsel it elects, in its

‑ 11 ‑

sole discretion, and in the event the Indemnifying Party assumes such defense, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement that is not both fully resolved or settled (i) in all respects by the payment of money damages alone and no other form of relief (and such money damages are so paid in full by the Indemnifying Party pursuant to the terms of such order or settlement) and (ii) with an unconditional release by the claimant or plaintiff of the Indemnified Party and its affiliates from all liability in respect to such claim or litigation.
(h)
If the indemnification provided under Section 5(e) or Section 5(f) from the Indemnifying Party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be subject to the limitations set forth in Section 5(e) or Section 5(f) and deemed to include any external legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5(h) from any person who was not guilty of such fraudulent misrepresentation. Contributor’s obligation to make a contribution pursuant to this Section 5(h) shall be individual, not joint and several, and in no event shall the liability of Contributor hereunder be greater in amount than the dollar amount of the net proceeds received by Contributor upon the sale of the Shares giving rise to such obligation.
(i)
Subject to receipt from Contributor by the Company and the transfer agent for the Shares (the “Transfer Agent”) of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent (which shall not include a legal opinion) in connection therewith, and, if required by the Transfer Agent, an opinion of Company’s counsel, in a form reasonably acceptable to the Transfer Agent, Contributor may request that the Company remove any legend from the certificates or book entry position evidencing the Shares as soon as reasonably practicable following such request and receipt of such representations and other documentation, following the earliest of such time as such Shares have been sold pursuant to an effective registration statement. If restrictive legends are no longer required for the Shares, the Company shall, in accordance with the provisions of this section and reasonably promptly following any request therefor from Contributor accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such Shares. The Company shall be responsible for the fees of the Transfer Agent and counsel to the Company associated with such request.
Section 6.
Transfer Restrictions. Except as contemplated by this Agreement or with the prior written consent of the Company, with respect to 50% of the Shares being issued hereby, prior to the date that is ninety (90) days from the date hereof, the Contributor agrees that it shall not Transfer (as defined below) any such Shares. “Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect

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to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).
Section 7.
Miscellaneous.
(a)
Remedies. Each holder of Shares acquired hereunder shall have all rights and remedies set forth in this Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.
(b)
Consent to Amendments. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the holder of any Shares unless such modification, amendment or waiver is approved in writing by the Company and the Contributor. No other course of dealing between the Company and the holder of any Shares or any delay in exercising any rights hereunder shall operate as a waiver of any rights of any such holder.
(c)
Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Contributor or on its behalf.
(d)
Dealings with the Contributor. The Company acknowledges and agrees that the Contributor, its affiliates, stockholders, directors, managers, officers, controlling persons, partners, members, agents and employees shall not be obligated to satisfy any obligations of the Company (as provided for herein). The Company hereby waives, to the fullest extent permitted by applicable law, any claims and rights that it may otherwise have in connection with the matters described in this Section 7(d).
(e)
Assignment. Neither this Agreement nor any rights, interests, or obligations that may accrue to Contributor hereunder may be transferred or assigned without the prior written consent of the Company (other than the Shares acquired hereunder and then only in accordance with this Agreement). Notwithstanding the foregoing, this Agreement and any of Contributor’s rights and obligations hereunder may be assigned to one or more controlled affiliates of Contributor without the prior consent of the Company; provided that such assignee agree in writing pursuant to an agreement reasonably acceptable to the Company to be bound by the terms and conditions of this Agreement and makes the representations and warranties in Section 3 hereto. Upon such assignment by Contributor, the assignee shall become Contributor hereunder and have the rights and obligations provided for herein to the extent of such assignment.
(f)
Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
(g)
Counterparts. This Agreement and any amendments hereto may be executed simultaneously in multiple counterparts (and may be delivered by means of facsimile transmission or

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electronic transmission in portable document format, which shall be treated in all manner and respects as an original signed version hereof delivered in person), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. No party hereto shall raise the use of a facsimile machine or electronic transmission in portable document format to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic transmission in portable document format as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
(h)
Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.
(i)
Governing Law. This Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
(j)
Consent to Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE NON‑EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES LOCATED IN THE STATE OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY'S RESPECTIVE ADDRESS SET FORTH BELOW SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE FEDERAL COURTS OF THE UNITED STATES LOCATED IN THE STATE OF NEW YORK, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(k)
Waiver of Jury Trial. As a specifically bargained for inducement for each of the parties hereto to enter into this Agreement (after having the opportunity to consult with counsel), each party hereto expressly waives the right to trial by jury in any lawsuit or proceeding relating to or arising in any way from this Agreement or the matters contemplated hereby.
(l)
Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or sent to the recipient by facsimile transmission or PDF attachment to e-mail. Such

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notices, demands and other communications shall be sent to the Contributor and to the Company at the address indicated below:

If to the Company:

Captivision Inc.

298-42 Chung-buk Chungang-ro Chung-buk,
Pyeong-taek, Gyounggi, Republic of Korea
Attention: Anthony R. Page
Email: AP@jaguargrowth.com

with a copy to (which shall not constitute notice to the Company):

Paul Hastings LLP
600 Travis Street, Fifty-Eighth Floor
Houston, Texas 77002
Attention: R. William Burns
Email: willburns@paulhastings.com

If to GSE:

c/o Captivision Inc.
298-42 Chung-buk Chungang-ro Chung-buk,
Pyeong-taek, Gyounggi, Republic of Korea
Attention: Anthony R. Page
Email: AP@jaguargrowth.com

with a copy to (which shall not constitute notice to GSE):

Paul Hastings LLP
600 Travis Street, Fifty-Eighth Floor
Houston, Texas 77002
Attention: R. William Burns
Email: willburns@paulhastings.com

If to the Contributor:

Cube Rental Inc.

11, Wonhyo-ro 90-gil, Yongsan-gu

Seoul, Republic of Korea
Attention: Jung Ho Seo
Email: torycan@naver.com

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

Section 8. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

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* * * * *

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IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement on the date first written above.

COMPANY:

CAPTIVISION INC.

By:	/s/ Gary R. Garrabrant
Name:	Gary R. Garrabrant
Its:	Chief Executive Officer

G-SMATT EUROPE MEDIA LIMITED

By:	/s/ Ho Joon Lee
Name:	Ho Joon Lee
Its:	Director

CONTRIBUTOR:

CUBE RENTAL INC.

By:	/s/ Ahn Sung Hyuk
Name:	Ahn Sung Hyuk
Its:	Chief Executive Officer

SCHEDULE 1

Borrowings from BIOX

GBP borrowings:

Borrowing date	Currency	Amount	Interest rate	Maturity date
2020-02-13	GBP	27,500	5%	2025-02-08
2020-03-02	GBP	15,000	5%	2025-02-08
2020-05-06	GBP	60,000	5%	2024-05-06
Total		102,500

Accrued interest to August 22, 2024: GBP 22,491

USD borrowings:

Borrowing date	Currency	Amount	Interest rate	Maturity date
2020-06-12	USD	83,000	5%	2024-06-10
2020-08-27	USD	42,292	5%	2024-08-26
2020-09-28	USD	45,517	5%	2024-09-28
2020-11-03	USD	17,713	5%	2024-11-02
2020-11-26	USD	13,540	5%	2024-11-24
2020-11-27	USD	13,560	5%	2024-11-24
2020-12-04	USD	18,110	5%	2024-11-24
2020-12-18	USD	45,900	5%	2024-12-17
2021-02-25	USD	30,000	5%	2025-02-21
2021-07-16	USD	43,000	5%	2024-07-15
Total		352,632

Accrued interest to August 22, 2024: USD 66,936

Exhibit 10.3

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made as of _____________, 2024, between Captivision Inc., a Cayman Islands exempted company (the “Company”), G-SMATT Europe Media Limited a company incorporated in England and Wales (“GSE”) and CSY Netherlands Holding BV, a company incorporated in the Netherlands (the “Contributor”). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 4 hereof.

RECITALS

WHEREAS, GSE is a partly-owned subsidiary of the Company;

WHEREAS, Contributor holds equity in GSE in an amount equal to $660,400 (the “Contributed Equity”);

WHEREAS, subject to the terms and conditions of this Agreement, Contributor desires to contribute the Contributed Equity to the Company in exchange for the issuance by the Company of the Shares (as defined below); and

WHEREAS, as consideration for the Company to enter into this Agreement, the Contributor shall subscribe for the purchase of $200,000 of the Company’s ordinary shares, par value $0.0001 per share (“Ordinary Shares”) and shall cause Cube Rental Inc. to subscribe for the purchase of $300,000 of Ordinary Shares.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and conditions set forth in this Agreement, the parties to this Agreement agree as follows:

Section 1.
Authorization and Equity Contribution.
(a)
Authorization of the Shares. The Company has authorized the issuance to the Contributor of an aggregate of 264,160 Ordinary Shares (the “Shares”) as set forth below.
(b)
Equity Contribution. As of the date hereof, the Contributor hereby contributes, conveys, assigns and transfers to the Company and, subject to the terms and conditions set forth herein, the Company hereby accepts the contribution, conveyance, assignment and transfer of, the Contributed Equity and in exchange therefor hereby issues to the Contributor the Shares, free and clear of all Liens.
(c)
Cancellation of Equity. Effective as of immediately following the consummation of the transactions set forth in Section 1(b), the equity in GSE held by the Contributor is hereby cancelled and terminated.
(d)
Price for Issuance of the Shares. The issuance price per share for the Shares shall be $2.50.
Section 2.
Representations and Warranties of the Company. The Company hereby represents and warrants to the Contributor that as of the date hereof:
(a)
The Company is duly incorporated, validly existing and in good standing (or such equivalent concept to the extent it exists under the laws of the Cayman Islands) under the laws of the Cayman Islands, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted in all material respects and to enter into, deliver, and perform its obligations under this Agreement in all material respects. GSE is duly incorporated, validly existing and in good standing (or such equivalent concept to the extent it exists under the laws of England and Wales) under the laws of England and Wales, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted in all material respects and to enter into, deliver, and perform its obligations under this Agreement in all material respects.
(b)
This Agreement (including the transactions contemplated herein) has been duly authorized and validly executed and delivered by the Company and GSE and, assuming that this Agreement constitutes the valid and binding obligation of Contributor, is the valid and binding obligation of the Company and GSE and is enforceable against the Company and GSE in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) general principles of equity, whether considered at law or equity (including concepts of materiality, reasonableness, good faith, and fair dealing with respect to those jurisdictions that recognize such concepts).
(c)
The Shares have been duly authorized and issued and when delivered to Contributor and registered with the Company’s transfer agent, the Shares will be validly issued, fully paid, free and clear of any liens or other encumbrances (other than those arising under applicable securities laws), and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s memorandum and articles of association, under the laws of the Cayman Islands, under any agreement or instrument to which the Company is a party or by which the Company is bound, or otherwise.
(d)
The execution, delivery and performance of this Agreement and all transactions contemplated in connection with this Agreement by the Company does not conflict with, violate or result in the breach of, or create any lien or encumbrance on the Shares pursuant to, any agreement, permit, license, instrument, order, judgment, decree, law, rule or governmental regulation to which the Company is a party or is subject or by which the Shares are bound.
(e)
There are no actions, suits, proceedings, orders, investigations or claims pending or, to the Company’s knowledge, threatened against or affecting the Company at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement) which would have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its subsidiaries; and to the Company’s knowledge, the Company and its subsidiaries are not subject to any such governmental investigations or inquiries. The Company and its subsidiaries are not subject to any judgment, order or decree of any court or other governmental agency which would have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its subsidiaries.
Section 3.
Representations and Warranties of the Contributor. The Contributor hereby represents and warrants to the Company that as of the date hereof:
(a)
Contributor has been duly formed or incorporated and is validly existing and in good standing (or such equivalent concept to the extent it exists under the laws of the jurisdiction of incorporation or formation) under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver, and perform its obligations under this Agreement.

‑ 2 ‑

(b)
This Agreement (including the transactions contemplated herein) has been duly authorized, validly executed and delivered by Contributor. Assuming that this Agreement constitutes the valid and binding agreement of the Company, this Agreement is the valid and binding obligation of Contributor and is enforceable against Contributor in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) general principles of equity, whether considered at law or equity (including concepts of materiality, reasonableness, good faith, and fair dealing with respect to those jurisdictions that recognize such concepts).
(c)
The execution and delivery of this Agreement and the performance by Contributor of its obligations under this Agreement, including the consummation of the other transactions contemplated herein (i) are fully consistent with Contributor’s financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to Contributor and (iii) are a fit, proper and suitable investment for Contributor, notwithstanding the substantial risks inherent in investing in or holding the Shares.
(d)
The execution and delivery of this Agreement and the performance by Contributor of its obligations under this Agreement, including the consummation of the other transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Contributor, pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Contributor is a party, or by which Contributor is bound or to which any of the property or assets of Contributor is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of, or prevent, impair, delay or impede the legal authority of, Contributor to enter into and timely perform in any material respect its obligations under this Agreement (a “Contributor Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of Contributor, or (iii) result in any violation of any law, statute or any judgment, order, rule, regulation or other legally enforceable requirement of any court or governmental agency or body, domestic or foreign, having jurisdiction over Contributor or any of its properties that would reasonably be expected to have a Contributor Material Adverse Effect.
(e)
Contributor is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Contributor of this Agreement, except for the report on the acquisition of securities to be filed with the Bank of Korea.
(f)
Contributor is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Securities Act), in each case, satisfying the applicable requirements set forth in the Securities Act, (ii) an “institutional account” as defined in FINRA Rule 4512(c) (and accordingly, Contributor is aware that this transaction meets the exemptions from filing under FINRA Rule 5123(b)(1)(A), (C) or (J)), (iii) if resident in a member state of the European Economic Area, is a “qualified investor” within the meaning of Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market (the “EU Prospectus Regulation”), (iv) if resident in the United Kingdom, is a “qualified investor” within the meaning of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”), (v) acquiring the Shares only for its own account and not for the account of others, or if Contributor is acquiring the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or an

‑ 3 ‑

“accredited investor” and Contributor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgments, representations, warranties, and agreements herein on behalf of each owner of each such account, and (vi) not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other securities laws of the United States or any other jurisdiction. Contributor is not an entity formed for the specific purpose of acquiring the Shares.
(g)
Contributor is a sophisticated investor, experienced in investing in securities transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and has exercised independent judgment in evaluating its participation in the acquisition of the Shares.
(h)
Contributor understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, or any “offer of securities to the public” within the meaning of the EU Prospectus Regulation or the UK Prospectus Regulation, and that the Shares have not been registered under the Securities Act or any other securities laws of the United States or any other jurisdiction, and as a result, the distribution of the Shares to Contributor is being made pursuant to an exemption from registration under the Securities Act. Contributor understands that the Shares may not be resold, transferred, pledged, or otherwise disposed of by Contributor absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act, or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entries representing the Shares (if any) shall contain a legend to such effect. Contributor acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act and will not be immediately eligible for resale pursuant to Rule 144 promulgated under the Securities Act. Contributor understands and agrees that the Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, Contributor may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Contributor understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge, or transfer of any of the Shares. By making the representations herein, Contributor does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to assign, transfer or otherwise dispose of any of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.
(i)
Contributor understands and agrees that Contributor is acquiring the Shares directly from the Company. Contributor further acknowledges that there have been no representations, warranties, covenants, or agreements made to Contributor by the Company or any of its affiliates or control persons, officers, directors, employees, agents, partners or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company expressly set forth in this Agreement, and Contributor is not relying on any representations, warranties or covenants other than those made by the Company expressly set forth in this Agreement.
(j)
Contributor represents and warrants that it (i) is acquiring the Shares for investment, (ii) has no current plan or intention to dispose of or otherwise transfer the Shares and (iii) is under no binding agreement to dispose of or otherwise transfer the Shares.
(k)
Contributor represents and warrants that either (i) it is not a Benefit Plan Investor, as contemplated by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii)

‑ 4 ‑

its acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable Similar Law (as defined below).
(l)
In making its decision to acquire the Shares, Contributor represents that it has relied solely upon independent investigation made by Contributor and the Company’s representations, warranties and agreements in Section 2 hereof. Contributor acknowledges and agrees that Contributor has received access to and has had an adequate opportunity to review and understand such financial and other information as Contributor deems necessary in order to make an investment decision with respect to the Shares, including with respect to the Company, the acquisition of the Shares or the other transactions contemplated by the Agreement and has made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to Contributor’s investment in the Shares. Without limiting the generality of the foregoing, Contributor acknowledges that it has had an opportunity to review the documents made available to Contributor by the Company, (the “Disclosure Package”), provided by the Company and any such documents available on the Securities and Exchange Commission’s (the “Commission”) EDGAR system. Contributor represents and agrees that Contributor and Contributor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers, and obtain such information as Contributor and such Contributor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and conducted and completed their own independent diligence concerning the Company, the Shares, the offer of the Shares and the other transactions contemplated by this Agreement. Based upon such information as Contributor has deemed appropriate, Contributor has independently made its own analysis and decision to acquire the Shares and enter into the transactions contemplated herein. Except for the representations, warranties and agreements of the Company expressly set forth in this Agreement, Contributor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Company or the Shares, the offer of the Shares or the other transactions contemplated by this Agreement.
(m)
Contributor became aware of this transaction solely by means of direct contact between Contributor, on the one hand, and the Company or its representatives, on the other hand. The Shares were offered to Contributor solely by such direct contact. Contributor did not become aware of this transaction, nor were the Shares offered to Contributor, by any other means. Contributor acknowledges that the Shares (i) were not offered to it by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act, and (ii) are not being offered to it in a manner involving a public offering under, or, to its knowledge, in a distribution in violation of, the Securities Act or any other applicable securities laws.
(n)
Contributor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Disclosure Package and the Company’s documents filed with the Commission. Contributor is a sophisticated institutional investor, is able to fend for itself in the transactions contemplated herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares. Contributor acknowledges that Contributor shall be responsible for any of Contributor’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and that neither the Company nor any of its agents or affiliates, have provided any tax advice or any other representation or guarantee, whether written or oral, regarding the tax consequences of the transactions contemplated by this Agreement. Contributor understands and acknowledges that the transaction hereunder meets the institutional customer exemption under FINRA Rule 2111(b).
(o)
Contributor represents and acknowledges that Contributor, alone, or together with its professional advisor(s), if any, has adequately analyzed and fully considered the risks of an investment

‑ 5 ‑

in the Shares and determined that the Shares are a suitable investment for Contributor and that Contributor is able at this time and in the foreseeable future to bear the economic risk of a total loss of Contributor’s investment in the Company. Contributor acknowledges specifically that a possibility of total loss exists.
(p)
Contributor understands and agrees that no federal or state agency has passed upon or endorsed the merits of the acquisition of the Shares or made any findings or determination as to the fairness of an investment in the Shares.
(q)
Neither Contributor nor any of its directors, officers, employees or other persons acting on behalf of Contributor for the purposes of this Agreement is (i) a person or entity named on any sanctions list maintained by (A) the U.S. Department of the Treasury’s Office of Foreign Assets Control, including, but not limited to, the List of Specially Designated Nationals and Blocked Persons, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, (B) the European Union, (C) the United Nations Security Council, (D) the government of the United Kingdom, including HM Treasury, or (E) any individual European Union member state (clauses (A)-(E), collectively, “Sanctions Bodies” and the sanctions lists maintained by the Sanctions Bodies, the “Sanctions Lists”), (ii) 50% or more owned or controlled by, or acting on behalf of, a person, that is named on a list maintained by any Sanctions Body, (iii) organized, incorporated, established, located, resident in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of Cuba, Iran, North Korea, Syria, the Crimea region and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other country or territory embargoed or subject to substantial trade restrictions by any Sanctions Body, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Subscriber”). Contributor represents that, if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, as amended (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Contributor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Contributor also represents that, to the extent that Contributor is not a natural person, it maintains policies and procedures reasonably designed to ensure compliance with sanctions programs administered by the United States, United Nations, European Union, or any individual European Union member state, the United Kingdom or any other relevant governmental authority, including for the screening of its investors against any lists maintained by a Sanctions Body.
(r)
If Contributor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of ERISA, (ii) a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code, (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) and (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with the ERISA Plans, the “Plans”), then Contributor represents and warrants that neither the Company nor any of its affiliates (the “Transaction Parties”) has provided investment advice or has otherwise acted as the Plan’s fiduciary with respect to its decision to acquire and hold the Shares, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision to acquire and hold the Shares, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with Contributor’s investment in the Shares.

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(s)
Contributor is not currently (and at all times through the execution of this Agreement will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding, or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).
(t)
Contributor hereby acknowledges and agrees that it will not, nor will any person acting at Contributor’s direction or pursuant to any understanding with Contributor, directly or indirectly offer, sell, pledge, contract to sell, sell any option, engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act, including all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage or other similar financing arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers, of the Shares until the consummation of this trasnaction.
(u)
To Contributor’s knowledge, no foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the acquisition by Contributor of the Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the consummation of this transaction as a result of the acquisition of the Shares hereunder.
(v)
No broker, finder or other financial consultant has acted on behalf of or at the direction of Contributor in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the Company or any of its subsidiaries.
(w)
Contributor acknowledges that (i) the Company currently has, and later may come into possession of, information regarding the Company that is not known to Contributor and that may be material to enter into this Agreement (“Excluded Information”), and (ii) Contributor has determined to enter into this Agreement to acquire the Shares notwithstanding Contributor’s lack of knowledge of the Excluded Information.
(x)
Contributor acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company.
Section 4.
Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

“Liens” means any mortgages, claims, liens, security interests, pledges, charges or other restrictions or encumbrances of any kind or character whatsoever.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

Section 5.
Registration Statement.

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(a)
The Company agrees to use its commercially reasonable efforts to file with the Commission (at the Company’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the Shares as soon as practicable after the consummation of the transaction (the “Filing Date”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as promptly as practicable after the filing thereof but no later than the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such date, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Shares in the Registration Statement are contingent upon Contributor furnishing a completed and executed selling shareholders questionnaire in customary form to the Company that contains the information required by Commission rules for a Registration Statement regarding Contributor, the securities of the Company held by Contributor, and the intended method of disposition of the Shares to effect the registration of the Shares, and Contributor shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided further, that in connection with the foregoing, Contributor shall not be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. The Company will provide a draft of the Registration Statement to Contributor for review at least three (3) Business Days in advance of the filing of the Registration Statement, provided that in no event shall the Company be required to delay or postpone the filing of such Registration Statement as a result of or in connection with Contributor’s review. In the case of the registration effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform Contributor as to the status of such registration. Notwithstanding anything to the contrary in this Agreement, in no event shall Contributor be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided that if the Commission requests that Contributor be identified as a statutory underwriter in the Registration Statement, Contributor will have an opportunity to withdraw from the Registration Statement. Any failure by the Company to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement as set forth above. For purposes of this Section 5, “Shares” includes any Ordinary Shares or other equity securities of the Company issued or issuable with respect to the Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event.
(b)
At its expense, the Company shall:
(i)
except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption, or compliance under applicable securities laws which the Company determines to obtain, continuously effective with respect to Contributor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Contributor ceases to hold any Shares; (ii) the date all Shares held by Contributor may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions that may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) and (iii) two (2) years from the Effectiveness Date;
(ii)
advise Contributor within five (5) Business Days (or such earlier date as specified):

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(1)
within two (2) Business Days of when a Registration Statement or any post-effective amendment thereto has become effective;
(2)
within two (2) Business Days after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;
(3)
of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
(4)
subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Contributor of such events, provide Contributor with any material, nonpublic information regarding the Company or any of its subsidiaries other than to the extent that providing notice to Contributor of the occurrence of the events listed in (1) through (4) above may constitute material, nonpublic information regarding the Company. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any subsidiaries, the Company shall simultaneously furnish such notice with the Commission pursuant to a Current Report on Form 6-K.

(iii)
use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;
(iv)
upon the occurrence of any event contemplated above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document, so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(v)
use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the ordinary shares of the Company are then listed; and
(vi)
use its commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Shares contemplated herein.

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(c)
Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of ordinary shares which is equal to the maximum number of ordinary shares as is permitted by the Commission. In such event, the number of ordinary shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders, and the Company shall use its commercially reasonable efforts to file with the Commission, as promptly as practicable and as allowed by the Commission, one or more registration statements to register the resale of those Shares that were not registered on the initial Registration Statement, as so amended. Upon notification by the Commission that the Registration Statement has been declared effective by the Commission, within two (2) Business Days thereafter, the Company shall file the final prospectus under Rule 424 of the Securities Act.
(d)
Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to delay or postpone the filing or effectiveness of the Registration Statement, and from time to time to require Contributor not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event that the Company’s board of directors reasonably believes, upon advice of reputable external counsel, would require additional disclosure by the Company in the Registration Statement of material information that (x) the Company has a bona fide business purpose for keeping confidential or (y) cannot be immediately provided, and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Company’s board of directors, upon advice of reputable external counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than three (3) occasions or for more than ninety (90) consecutive calendar days, or more than one-hundred-twenty (120) total calendar days, in each case during any twelve (12)-month period. Upon receipt by Contributor of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Contributor agrees that (a) it will immediately discontinue offers and sales of the Shares under the Registration Statement until Contributor receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (b) it will maintain the confidentiality of any information included in such written notice delivered by the Company. If so directed by the Company, Contributor will deliver to the Company or, in Contributor’s sole discretion destroy, all copies of the prospectus covering the Shares in Contributor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (1) to the extent Contributor is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory, or professional requirements, or (B) in accordance with a bona fide pre-existing document retention policy, or (2) to copies stored electronically on archival servers as a result of automatic data back-up.
(e)
The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless Contributor (to the extent a seller under, or named as a selling shareholder in, the Registration Statement), its officers, directors, partners, members, managers, employees, advisers and agents, and each person who controls Contributor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against all reasonable and documented out-of-pocket losses, claims, damages, liabilities, costs (including reasonable

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and documented external attorneys’ fees in connection with defending any of the foregoing) and expenses (collectively, “Losses”), as incurred, caused by any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Contributor furnished in writing to the Company by Contributor expressly for use therein; provided, however, that the indemnification contained in this Section 5(e) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company, nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner or (B) in connection with any offers or sales effected by or on behalf of Contributor in violation of this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and shall survive the transfer of the Shares by Contributor.
(f)
Contributor shall indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, in each case, to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding Contributor furnished in writing to the Company by Contributor expressly for use therein; provided, however, that the indemnification contained in this Section 5(f) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Contributor, nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner or (B) in connection with any offers or sales effected by or on behalf of Contributor in violation of this Agreement. Notwithstanding anything to the contrary herein, in no event shall the liability of Contributor be greater in amount than the dollar amount of the net proceeds received by Contributor upon the sale of the Shares giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and shall survive the transfer of the Shares by Contributor.
(g)
For the purposes of this Agreement, “Indemnifying Party” shall mean the party with an obligation to indemnify another party pursuant to Section 5(e) or Section 5(f) (as applicable) and “Indemnified Party” shall mean the party seeking indemnification pursuant to Section 5(e) or Section 5(f) (as applicable). The Indemnified Party shall promptly notify the Indemnifying Party in writing of the institution, threat or assertion of any proceeding against the Indemnified Party that the Indemnified Party believes relates to Losses the subject of indemnification pursuant to Section 5(e) or Section 5(f) (as applicable) and of which such Indemnified Party is aware (a “Third Party Proceeding”). In the case of any delay or failure by an Indemnified Party to provide the notice required by the preceding sentence, the obligation of the Indemnifying Party to indemnify the Indemnified Party shall be reduced to the extent that such Indemnifying Party is prejudiced by such delay or failure. The Indemnifying Party will be entitled to participate in any Third Party Proceeding and to assume the defense thereof with counsel it elects, in its

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sole discretion, and in the event the Indemnifying Party assumes such defense, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement that is not both fully resolved or settled (i) in all respects by the payment of money damages alone and no other form of relief (and such money damages are so paid in full by the Indemnifying Party pursuant to the terms of such order or settlement) and (ii) with an unconditional release by the claimant or plaintiff of the Indemnified Party and its affiliates from all liability in respect to such claim or litigation.
(h)
If the indemnification provided under Section 5(e) or Section 5(f) from the Indemnifying Party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be subject to the limitations set forth in Section 5(e) or Section 5(f) and deemed to include any external legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5(h) from any person who was not guilty of such fraudulent misrepresentation. Contributor’s obligation to make a contribution pursuant to this Section 5(h) shall be individual, not joint and several, and in no event shall the liability of Contributor hereunder be greater in amount than the dollar amount of the net proceeds received by Contributor upon the sale of the Shares giving rise to such obligation.
(i)
Subject to receipt from Contributor by the Company and the transfer agent for the Shares (the “Transfer Agent”) of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent (which shall not include a legal opinion) in connection therewith, and, if required by the Transfer Agent, an opinion of Company’s counsel, in a form reasonably acceptable to the Transfer Agent, Contributor may request that the Company remove any legend from the certificates or book entry position evidencing the Shares as soon as reasonably practicable following such request and receipt of such representations and other documentation, following the earliest of such time as such Shares have been sold pursuant to an effective registration statement. If restrictive legends are no longer required for the Shares, the Company shall, in accordance with the provisions of this section and reasonably promptly following any request therefor from Contributor accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such Shares. The Company shall be responsible for the fees of the Transfer Agent and counsel to the Company associated with such request.
Section 6.
Transfer Restrictions. Except as contemplated by this Agreement or with the prior written consent of the Company, with respect to 50% of the Shares being issued hereby, prior to the date that is ninety (90) days from the date hereof, the Contributor agrees that it shall not Transfer (as defined below) any such Shares. “Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect

‑ 12 ‑

to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).
Section 7.
Miscellaneous.
(a)
Remedies. Each holder of Shares acquired hereunder shall have all rights and remedies set forth in this Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.
(b)
Consent to Amendments. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the holder of any Shares unless such modification, amendment or waiver is approved in writing by the Company and the Contributor. No other course of dealing between the Company and the holder of any Shares or any delay in exercising any rights hereunder shall operate as a waiver of any rights of any such holder.
(c)
Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Contributor or on its behalf.
(d)
Dealings with the Contributor. The Company acknowledges and agrees that the Contributor, its affiliates, stockholders, directors, managers, officers, controlling persons, partners, members, agents and employees shall not be obligated to satisfy any obligations of the Company (as provided for herein). The Company hereby waives, to the fullest extent permitted by applicable law, any claims and rights that it may otherwise have in connection with the matters described in this Section 7(d).
(e)
Assignment. Neither this Agreement nor any rights, interests, or obligations that may accrue to Contributor hereunder may be transferred or assigned without the prior written consent of the Company (other than the Shares acquired hereunder and then only in accordance with this Agreement). Notwithstanding the foregoing, this Agreement and any of Contributor’s rights and obligations hereunder may be assigned to one or more controlled affiliates of Contributor without the prior consent of the Company; provided that such assignee agree in writing pursuant to an agreement reasonably acceptable to the Company to be bound by the terms and conditions of this Agreement and makes the representations and warranties in Section 3 hereto. Upon such assignment by Contributor, the assignee shall become Contributor hereunder and have the rights and obligations provided for herein to the extent of such assignment.
(f)
Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
(g)
Counterparts. This Agreement and any amendments hereto may be executed simultaneously in multiple counterparts (and may be delivered by means of facsimile transmission or

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electronic transmission in portable document format, which shall be treated in all manner and respects as an original signed version hereof delivered in person), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. No party hereto shall raise the use of a facsimile machine or electronic transmission in portable document format to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic transmission in portable document format as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
(h)
Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.
(i)
Governing Law. This Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
(j)
Consent to Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE NON‑EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES LOCATED IN THE STATE OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY'S RESPECTIVE ADDRESS SET FORTH BELOW SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE FEDERAL COURTS OF THE UNITED STATES LOCATED IN THE STATE OF NEW YORK, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(k)
Waiver of Jury Trial. As a specifically bargained for inducement for each of the parties hereto to enter into this Agreement (after having the opportunity to consult with counsel), each party hereto expressly waives the right to trial by jury in any lawsuit or proceeding relating to or arising in any way from this Agreement or the matters contemplated hereby.
(l)
Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or sent to the recipient by facsimile transmission or PDF attachment to e-mail. Such

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notices, demands and other communications shall be sent to the Contributor and to the Company at the address indicated below:

If to the Company:

Captivision Inc.

298-42 Chung-buk Chungang-ro Chung-buk,
Pyeong-taek, Gyounggi, Republic of Korea
Attention: Anthony R. Page
Email: AP@jaguargrowth.com

with a copy to (which shall not constitute notice to the Company):

Paul Hastings LLP
600 Travis Street, Fifty-Eighth Floor
Houston, Texas 77002
Attention: R. William Burns
Email: willburns@paulhastings.com

If to GSE:

c/o Captivision Inc.
298-42 Chung-buk Chungang-ro Chung-buk,
Pyeong-taek, Gyounggi, Republic of Korea
Attention: Anthony R. Page
Email: AP@jaguargrowth.com

with a copy to (which shall not constitute notice to GSE):

Paul Hastings LLP
600 Travis Street, Fifty-Eighth Floor
Houston, Texas 77002
Attention: R. William Burns
Email: willburns@paulhastings.com

If to the Contributor:

CSY Netherlands Holding BV

Laan Walcheren 15, 1181 KH, Amstelveen, Netherlands
Attention: Young Woo Kim
Email: kminjss@naver.com

with a copy to (which shall not constitute notice to the Contributor):

Captivision Korea, Inc.

298-42 Chung-buk Chungang-ro Chung-buk,
Pyeong-taek, Gyounggi, Republic of Korea
Attention: Seung Sik Kim
Email: ss.kim@captivision.com

‑ 15 ‑

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

Section 8. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

* * * * *

‑ 16 ‑

IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement on the date first written above.

COMPANY:

CAPTIVISION INC.

By:	/s/ Gary R. Garrabrant
Name:	Gary R. Garrabrant
Its:	Chief Executive Officer

G-SMATT EUROPE MEDIA LIMITED

By:	/s/ Ho Joon Lee
Name:	Ho Joon Lee
Its:	Director

CONTRIBUTOR:

CSY NetherlandS Holding BV

By:	/s/ Young Woo Kim
Name:	Young Woo Kim
Its:	Chief Executive Officer

Exhibit 10.4

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on [•], 2024, by and among Captivision Inc., a Cayman Islands exempted company (the “Company”), and [•], a [•] (“Subscriber”).

WHEREAS, on the terms and subject to the conditions set forth in this Subscription Agreement, the Company desires to issue and sell to Subscriber, and Subscriber desires to subscribe for and purchase from the Company an aggregate of [•] ordinary shares, par value $0.0001 per share (“Ordinary Shares”), of the Company (the “Shares”) for a purchase price of $1.65 per share (the “Per Share Purchase Price”), for the aggregate purchase price of $[•] (the “Purchase Price”); and

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.
Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Shares (such subscription and issuance, the “Subscription”).
2.
Representations, Warranties and Agreements.
2.1
Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Shares to Subscriber at the Closing, Subscriber hereby represents and warrants to the Company and acknowledges and agrees with the Company as follows:
2.1.1
Subscriber has been duly formed or incorporated and is validly existing and in good standing (or such equivalent concept to the extent it exists under the laws of the jurisdiction of incorporation or formation) under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver, and perform its obligations under this Subscription Agreement.
2.1.2
This Subscription Agreement (including the transactions contemplated herein) has been duly authorized, validly executed and delivered by Subscriber. Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Company, this Subscription Agreement is the valid and binding obligation of Subscriber and is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) general principles of equity, whether considered at law or equity (including concepts of materiality, reasonableness, good faith, and fair dealing with respect to those jurisdictions that recognize such concepts).
2.1.3
The execution and delivery of this Subscription Agreement and the performance by Subscriber of its obligations under this Subscription Agreement, including the purchase of the Shares and the consummation of the other transactions contemplated herein (i) are fully consistent with Subscriber’s financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to Subscriber and (iii) are a fit, proper and suitable investment for Subscriber, notwithstanding the substantial risks inherent in investing in or holding the Shares.

2.1.4
The execution and delivery of this Subscription Agreement and the performance by Subscriber of its obligations under this Subscription Agreement, including the purchase of the Shares and the consummation of the other transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber, pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party, or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of, or prevent, impair, delay or impede the legal authority of, Subscriber to enter into and timely perform in any material respect its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of Subscriber, or (iii) result in any violation of any law, statute or any judgment, order, rule, regulation or other legally enforceable requirement of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that would reasonably be expected to have a Subscriber Material Adverse Effect.
2.1.5
Subscriber is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Subscriber of this Subscription Agreement.
2.1.6
Subscriber is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (the “Securities Act”)) or an “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”)), in each case, satisfying the applicable requirements set forth on Schedule I attached hereto, (ii) an “institutional account” as defined in FINRA Rule 4512(c) (and accordingly, Subscriber is aware that this offering of the Shares meets the exemptions from filing under FINRA Rule 5123(b)(1)(A), (C) or (J)), (iii) if resident in a member state of the European Economic Area, is a “qualified investor” within the meaning of Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market (the “EU Prospectus Regulation”), (iv) if resident in the United Kingdom, is a “qualified investor” within the meaning of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”), (v) acquiring the Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or an “accredited investor” and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgments, representations, warranties, and agreements herein on behalf of each owner of each such account, and (vi) not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other securities laws of the United States or any other jurisdiction (and shall provide the requested information on Schedule I attached hereto, where such information provided shall be accurate and complete in all material respects). Subscriber is not an entity formed for the specific purpose of acquiring the Shares.
2.1.7
Subscriber is a sophisticated investor, experienced in investing in securities transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and has exercised independent judgment in evaluating its participation in the purchase of the Shares.

2.1.8
Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, or any “offer of securities to the public” within the meaning of the EU Prospectus Regulation or the UK Prospectus Regulation, and that the Shares have not been registered under the Securities Act or any other securities laws of the United States or any other jurisdiction, and as a result, the sale of the Shares to Subscriber is being made pursuant to an exemption from registration under the Securities Act. Subscriber understands that the Shares may not be resold, transferred, pledged, or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act, or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entries representing the Shares (if any) shall contain a legend to such effect. Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act and will not be immediately eligible for resale pursuant to Rule 144 promulgated under the Securities Act. Subscriber understands and agrees that the Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge, or transfer of any of the Shares. By making the representations herein, Subscriber does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to assign, transfer or otherwise dispose of any of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.
2.1.9
Subscriber understands and agrees that Subscriber is purchasing the Shares directly from the Company. Subscriber further acknowledges that there have been no representations, warranties, covenants, or agreements made to Subscriber by the Company or any of its affiliates or control persons, officers, directors, employees, agents, partners or representatives of any of the foregoing or any other person or entity (such persons, the “Non-Party Affiliates”), expressly or by implication, other than those representations, warranties, covenants and agreements of the Company expressly set forth in this Subscription Agreement, and Subscriber is not relying on any representations, warranties or covenants other than those made by the Company expressly set forth in this Subscription Agreement.
2.1.10
Subscriber represents and warrants that it (i) is purchasing the Shares for investment, (ii) has no current plan or intention to dispose of or otherwise transfer the Shares and (iii) is under no binding agreement to dispose of or otherwise transfer the Shares.
2.1.11
Subscriber represents and warrants that either (i) it is not a Benefit Plan Investor, as contemplated by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii) its acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable Similar Law (as defined below).
2.1.12
In making its decision to subscribe for and purchase the Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and the Company’s representations, warranties and agreements in Section 2.2 hereof. Without limiting the generality of the foregoing, Subscriber has not relied on and disclaims reliance on any statements or other information provided by any Non-Party Affiliate concerning the Company or the Shares, the offer and sale of the Shares or the other transactions contemplated by this Subscription Agreement. Subscriber acknowledges and agrees that Subscriber has received access to and has had an adequate opportunity to review and understand such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Shares, including with respect to the Company, the offer and sale of the Shares or the other transactions contemplated by the Subscription Agreement and has made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to Subscriber’s investment in the Shares. Without limiting the generality of the foregoing, Subscriber acknowledges that it has had an opportunity to review the documents made available to Subscriber by the Company, (the “Disclosure Package”), provided by the Company and any such documents available on the Securities and Exchange Commission’s (the “Commission”) EDGAR system. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers, and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and conducted and completed their own independent diligence concerning the Company, the Shares, the offer and sale of the Shares and the other transactions contemplated by this Subscription Agreement. Based upon such information as Subscriber has deemed appropriate, Subscriber has independently made its own analysis and decision to subscribe for and purchase the Shares and enter into the transactions contemplated herein. Except for the representations, warranties and agreements of the Company expressly set forth in this Subscription Agreement, Subscriber is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Company or the Shares, the offer and sale of the Shares or the other transactions contemplated by this Subscription Agreement.
2.1.13
Subscriber acknowledges that none of its affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing (collectively, “Representatives”) have made any independent investigation with respect to the Company or the Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Company or any of its subsidiaries or affiliates. However, neither any such inquiries, nor any due diligence investigation conducted by Subscriber or any of Subscriber’s professional advisors nor anything else contained herein, shall modify, limit or otherwise affect Subscriber’s right to rely on the Company’s representations, warranties, covenants and agreements contained in this Subscription Agreement. Subscriber acknowledges that (i) it has not relied on any statements or other information provided by any of its affiliates with respect to its decision to invest in the Shares, including information related to the Company, the Shares and the offer and sale of the Shares and (ii) none of its affiliates has prepared any disclosure or offering document in connection with the offer and sale of the Shares.
2.1.14
Subscriber became aware of this offering of the Shares solely by means of direct contact between Subscriber, on the one hand, and the Company or its representatives, on the other hand. The Shares were offered to Subscriber solely by such direct contact. Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Shares (i) were not offered to it by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act, and (ii) are not being offered to it in a manner involving a public offering under, or, to its knowledge, in a distribution in violation of, the Securities Act or any other applicable securities laws.
2.1.15
Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Disclosure

Package and the Company SEC Documents (as defined below). Subscriber is a sophisticated institutional investor, is able to fend for itself in the transactions contemplated herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares. Subscriber acknowledges that Subscriber shall be responsible for any of Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that none of the Company or any of its agents or affiliates, have provided any tax advice or any other representation or guarantee, whether written or oral, regarding the tax consequences of the transactions contemplated by this Subscription Agreement. Subscriber understands and acknowledges that the purchase and sale of the Shares hereunder meets the institutional customer exemption under FINRA Rule 2111(b).
2.1.16
Subscriber represents and acknowledges that Subscriber, alone, or together with its professional advisor(s), if any, has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.
2.1.17
Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of an investment in the Shares.
2.1.18
Neither Subscriber nor any of its directors, officers, employees or other persons acting on behalf of Subscriber for the purposes of this Subscription Agreement is (i) a person or entity named on any sanctions list maintained by (A) the U.S. Department of the Treasury’s Office of Foreign Assets Control, including, but not limited to, the List of Specially Designated Nationals and Blocked Persons, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, (B) the European Union, (C) the United Nations Security Council, (D) the government of the United Kingdom, including HM Treasury, or (E) any individual European Union member state (clauses (A)-(E), collectively, “Sanctions Bodies” and the sanctions lists maintained by the Sanctions Bodies, the “Sanctions Lists”), (ii) 50% or more owned or controlled by, or acting on behalf of, a person, that is named on a list maintained by any Sanctions Body, (iii) organized, incorporated, established, located, resident in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of Cuba, Iran, North Korea, Syria, the Crimea region and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other country or territory embargoed or subject to substantial trade restrictions by any Sanctions Body, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Subscriber”). Subscriber represents that, if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, as amended (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent that Subscriber is not a natural person, it maintains policies and procedures reasonably designed to ensure compliance with sanctions programs administered by the United States, United Nations, European Union, or any individual European Union member state, the United Kingdom or any other relevant governmental authority, including for the screening of its investors against any lists maintained by a Sanctions Body. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Subscriber.
2.1.19
If Subscriber is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of ERISA, (ii) a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code, (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) and (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with the ERISA Plans, the “Plans”), then Subscriber represents and warrants that neither the Company nor any of its affiliates (the “Transaction Parties”) has provided investment advice or has otherwise acted as the Plan’s fiduciary with respect to its decision to acquire and hold the Shares, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision to acquire and hold the Shares, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with Subscriber’s investment in the Shares.
2.1.20
Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding, or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).
2.1.21
Subscriber hereby acknowledges and agrees that it will not, nor will any person acting at Subscriber’s direction or pursuant to any understanding with Subscriber, directly or indirectly offer, sell, pledge, contract to sell, sell any option, engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act, including all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage or other similar financing arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers, of the Shares until the Closing Date.
2.1.22
To Subscriber’s knowledge, no foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase by Subscriber and sale of Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Shares hereunder.
2.1.23
Subscriber has, and on each date the Purchase Price would be required to be funded to the Company pursuant to Section 1 will have, sufficient immediately available funds to pay the Purchase Price pursuant to Section 1. Subscriber is an entity having total liquid assets and net assets in excess of the Purchase Price as of the date hereof and as of each date the Purchase

Price would be required to be funded to the Company pursuant to Section 1 and was not formed for the purpose of acquiring the Shares.
2.1.24
No broker, finder or other financial consultant has acted on behalf of or at the direction of Subscriber in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the Company or any of its subsidiaries.
2.1.25
Subscriber acknowledges that certain information provided by the Company to it is based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in such projections.
2.1.26
Subscriber acknowledges that (i) the Company currently has, and later may come into possession of, information regarding the Company that is not known to Subscriber and that may be material to enter into this Subscription Agreement (“Excluded Information”), and (ii) Subscriber has determined to enter into this Subscription Agreement to purchase the Shares notwithstanding Subscriber’s lack of knowledge of the Excluded Information.
2.1.27
Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company.
2.1.28
Subscriber agrees that none of the Non-Party Affiliates, shall be liable to Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares. On behalf of the Subscriber and its affiliates, the Subscriber releases each of the entities or individuals described above in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to the offering of Shares. The Subscriber agrees not to commence any litigation or bring any claim against each of the entities or individuals described above in any court or other forum which relates to, may arise out of, or is in connection with the offering of Shares. This undertaking is given freely and after obtaining independent legal advice.
2.1.29
If Subscriber is located in Australia, Subscriber represents and warrants that it is a person who falls within an exempt offer category in section 708 of the Australian Corporations Act 2001 (Cth) (including “sophisticated investors” or “professional investors” within the meaning of section 708(8) and 708(11) respectively of the Australian Corporations Act 2001 (Cth)).
2.1.30
If Subscriber is located in the United Kingdom, Subscriber represents and warrants that it is either (i) a person who is an investment professional falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); (ii) a high net worth company, unincorporated association or other body falling within Article 49(2)(a) to (d) of the Order; or (iii) a person to whom the Ordinary Shares may otherwise be lawfully communicated.
2.2
Company’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Shares at the Closing, the Company hereby represents and warrants to Subscriber and agrees with Subscriber as follows:

2.2.1
The Company is duly incorporated, validly existing and in good standing (or such equivalent concept to the extent it exists under the laws of the Cayman Islands) under the laws of the Cayman Islands, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted in all material respects and to enter into, deliver, and perform its obligations under this Subscription Agreement in all material respects.
2.2.2
The Shares have been duly authorized and, when issued and delivered to Subscriber against full payment for the Shares in accordance with the terms of this Subscription Agreement and registered with the Company’s transfer agent, the Shares will be validly issued, fully paid, free and clear of any liens or other encumbrances (other than those arising under applicable securities laws), and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s memorandum and articles of association, under the laws of the Cayman Islands, under any agreement or instrument to which the Company is a party or by which the Company is bound, or otherwise.
2.2.3
This Subscription Agreement (including the transactions contemplated herein) has been duly authorized and validly executed and delivered by the Company and, assuming that this Subscription Agreement constitutes the valid and binding obligation of Subscriber, is the valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) general principles of equity, whether considered at law or equity (including concepts of materiality, reasonableness, good faith, and fair dealing with respect to those jurisdictions that recognize such concepts).
2.2.4
Assuming the accuracy of Subscriber’s representations and warranties in Section 2.1 of this Subscription Agreement, the execution and delivery of this Subscription Agreement by the Company and the performance by the Company of its obligations under this Subscription Agreement (including compliance by the Company with all of the provisions hereof), issuance and sale of the Shares, and the consummation of the other transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of the Company, pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, business, results of operation or financial operations of the Company and its subsidiaries, taken as a whole, or prevents, impairs, delays or impedes the legal authority of the Company to enter into and timely perform in any material respect its obligations under this Subscription Agreement (collectively, a “Company Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of the Company, or (iii) result in any violation of any law, statute or any judgment, order, rule, regulation or other legally enforceable requirement of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or properties that would reasonably be expected to have a Company Material Adverse Effect.
2.2.5
Except as set forth in the Company SEC Documents (as defined below), as of the date hereof there are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares that have not been or will not be validly waived on or prior to the Closing Date.

2.2.6
Assuming the accuracy of Subscriber’s representations and warranties in Section 2.1 of this Subscription Agreement, the Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Company, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, the Company is a party or by which the Company’s properties or assets are bound or (iii) any statute or any judgment, laws, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is in compliance with all applicable laws, except where such non-compliance would not have a Company Material Adverse Effect. The Company has not received any written or, to its knowledge, other communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
2.2.7
[Reserved].
2.2.8
Assuming the accuracy of Subscriber’s representations and warranties in Section 2.1 of this Subscription Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the Commission of the Registration Statement (as defined below), (ii) filings required by applicable securities laws, (iii) filings required by the Nasdaq Stock Market (the “Nasdaq”), and (iv) where the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.
2.2.9
Assuming the accuracy of Subscriber’s representations and warranties in Section 2.1 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to Subscriber in the manner contemplated by this Subscription Agreement.
2.2.10
Except for such matters as have not had or would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending against the Company, or, to the knowledge of the Company, threatened against the Company, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.
2.2.11
The Company is in compliance with all applicable laws, except where such non-compliance would not have a Company Material Adverse Effect. The Company has not received any written communication from a governmental authority that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

2.2.12
The Company is not, and immediately after receipt of payment for the Shares will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
2.2.13
No broker, finder or other financial consultant has acted on behalf of or at the direction of the Company in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on Subscriber.
2.2.14
Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Shares (or any portion thereof).
2.2.15
In the last five (5) years, neither the Company nor, to the Company’s knowledge, any of its representatives, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made or offered to make any unlawful payment or provided or offered to provide anything of value to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns in violation of applicable laws or otherwise violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or any other local or foreign anti-corruption or bribery law, or (iii) made any other unlawful payment. In the last five (5) years, neither the Company nor, to the Company’s knowledge, any of its representatives has directly or knowingly indirectly, given or agreed to give any unlawful gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the Company or assist the Company in connection with any actual or proposed transaction. Neither the Company nor any of its representatives will use any proceeds from the sale of the Shares for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity. In the last five (5) years, the operations of the Company are and have been conducted at all times in compliance in all material respects with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any federal, state, local, foreign or other governmental, quasi-governmental, regulatory or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body (“Governmental Authority”) that have jurisdiction over the Company. Neither the Company nor, to the Company’s knowledge, any of its directors or officers, or any other representative acting on behalf of the Company, is currently (i) identified on any Sanctions Lists, (ii) organized, resident or located in, or a national of, any of the comprehensively sanctioned countries (currently, Cuba, Iran, North Korea, Syria, the Crimea region and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic) (each, a “Sanctioned Country”), or (iii) in the aggregate, fifty (50) percent or greater owned, directly or indirectly, or otherwise controlled, by a person identified in (i) or (ii); and the Company has not directly or, knowingly, indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any subsidiary, joint venture partner or other person, in connection with any sales or operations in any Sanctioned Country or for the purpose of financing the activities of any person currently subject to, or otherwise in violation of, any sanctions administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury or the U.S. Department of State or other applicable Governmental Authority in the last five (5) years. In the last five (5) years, none of the Company, or, to the Company’s knowledge, its directors, officers or any other representative acting on behalf of the Company, has engaged in any conduct, activity, or practice that would constitute a violation of any applicable sanctions laws administered by OFAC, the U.S. Department of State, or other applicable Governmental Authority. No action involving the Company, or, to the Company’s knowledge, any of its officers, directors or shareholders with respect to any of the foregoing is pending or, to the Company’s knowledge, threatened. No officer, director or shareholder of the Company is a Public Official. For purposes of this Agreement, “Public Official” means any official or employee of a government or government-owned or controlled entity, or any person acting in an official capacity for or on behalf of any of the foregoing, or an official, agent, officer, employee or representative or any person acting in an official capacity on behalf of a national, supranational, regional or local authority, an agency, department or instrumentality of a government, a judicial body, a public international organization, a political party, or an entity or enterprise with any level of government or state ownership or control, or any political party or party official or candidate for political office and any member of any royal or ruling family.
2.2.16
The Company has not sought protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does the Company have any knowledge or reason to believe that any of its creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.
2.2.17
The Company acknowledges that there have been no, and in issuing the Shares the Company is not relying on any, representations, warranties, covenants and agreements made to the Company by Subscriber, any of its officers, directors or representatives or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements expressly stated in this Subscription Agreement.
2.2.18
The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and listed for trading on the Nasdaq, and the Shares will be approved for listing on the Nasdaq, subject to official notice of issuance. There is no suit, action, proceeding, or investigation pending or, to the knowledge of Company, threatened against the Company by Nasdaq or the Commission to prohibit or terminate the listing of the Ordinary Shares on Nasdaq or to deregister the Ordinary Shares under the Exchange Act.
2.2.19
A copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Company on or prior to the Closing Date (the “Company SEC Documents”) is available to the Subscriber via the Commission’s EDGAR system.
3.
Closing Conditions.
3.1.1
Subject to the satisfaction or waiver of the conditions set forth in Sections 3.1.3, 3.1.4 and 3.1.5, the closing of the Subscription contemplated hereby (the “Closing”) shall occur on the tenth Business Day following the date of this Subscription Agreement, or such other date as may be mutually agreed upon by Subscriber and the Company (the “Closing Date”).
3.1.2
Subject to the satisfaction or waiver of the conditions set forth in Sections 3.1.3, 3.1.4 and 3.1.5:
3.1.2.1
On the Closing Date, Subscriber shall deliver to the Company the Purchase Price for the Shares by wire transfer of United States dollars in immediately available funds. Prior to or at the Closing, Subscriber shall deliver to the Company such information as is reasonably requested in order for the Company to issue the Shares to Subscriber, including the legal name of the person in whose name the Shares are to be issued and a duly completed and executed Internal Revenue Service Form W-9 or an appropriate duly completed and executed Internal Revenue Service Form W-8, as applicable; and
3.1.2.2
the Company shall deliver to Subscriber (i) the Shares in book entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under applicable securities laws or as set forth in a separate written agreement between the Company and Subscriber, as applicable), in the name of Subscriber (or its nominee in accordance with its delivery instructions) and (ii) as promptly as practicable after the Closing, a copy of the records of the Company’s transfer agent showing Subscriber (or such nominee or custodian) as the owner of the Shares on and as of the Closing. Each book entry for the Shares shall contain a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

For purposes of this Subscription Agreement, “Business Day” means any day on which the principal offices of the Commission (as defined herein) in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required to or authorized to close in New York, NY or the Cayman Islands; provided, that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day. Upon delivery in book-entry form of the Shares to Subscriber (or its nominee, if applicable), the Purchase Price may be released from escrow.

3.1.3
In addition to the conditions set forth in Section 3.1.5, the obligations of the Company to consummate the transactions contemplated hereunder are subject to the satisfaction (or waiver by the Company in writing) of the conditions that, at the Closing:
(i)
all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect or similar qualification, which representations and warranties shall be true and correct in all respects) at and as of the Closing, other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect or similar qualification, which representations and warranties shall be true and correct in all respects) as of such date;

(ii)
Subscriber shall have performed or complied in all material respects with all agreements and covenants of this Subscription Agreement required to be performed or complied with by it at or prior to the Closing; and

(iii)
prior to or at the Closing, Subscriber shall execute and deliver such additional documents and take such additional actions as the Company reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.
3.1.4
In addition to the conditions set forth in Section 3.1.5, the obligations of Subscriber to consummate the transactions contemplated hereunder are subject to the satisfaction (or waiver by Subscriber in writing) of the conditions that, at the Closing:
(i)
all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, Company Material Adverse Effect or similar qualification, which representations and warranties shall be true and correct in all respects) at and as of the Closing, other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, Company Material Adverse Effect or similar qualification, which representations and warranties shall be true and correct in all respects) as of such date;

(ii)
the Company shall have performed or complied in all material respects with all agreements and covenants of this Subscription Agreement required to be performed or complied with by it at or prior to the Closing; and

(iii)
no suspension of the qualification of the Ordinary Shares or offering or sale in any jurisdiction shall have occurred.
3.1.5
In addition to the conditions set forth in Sections 3.1.3 and 3.1.4, respectively, the obligations of each of the Company and Subscriber to consummate the transactions contemplated hereunder are subject to the satisfaction of the conditions that, at the Closing, (i) no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award after the date hereof which is then in effect and has the effect of making the Subscription illegal or otherwise prohibiting consummation of the Subscription; (ii) the Ordinary Shares shall have been approved for listing on Nasdaq as of the Closing Date, subject only to official notice of issuance thereof; and (iii) no suspension of the offering or sale of the Shares shall be in effect, in any jurisdiction, including by the Commission.
4.
Registration Statement.

4.1
The Company agrees to use its commercially reasonable efforts to file with the Commission (at the Company’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the Shares as soon as practicable after the Closing (the “Filing Date”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as promptly as practicable after the filing thereof but no later than the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such date, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Shares in the Registration Statement are contingent upon Subscriber furnishing a completed and executed selling shareholders questionnaire in customary form to the Company that contains the information required by Commission rules for a Registration Statement regarding Subscriber, the securities of the Company held by Subscriber, and the intended method of disposition of the Shares to effect the registration of the Shares, and Subscriber shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided further, that in connection with the foregoing, Subscriber shall not be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. The Company will provide a draft of the Registration Statement to Subscriber for review at least three (3) Business Days in advance of the filing of the Registration Statement, provided that in no event shall the Company be required to delay or postpone the filing of such Registration Statement as a result of or in connection with Subscriber’s review. In the case of the registration effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform Subscriber as to the status of such registration. Notwithstanding anything to the contrary in this Subscription Agreement, in no event shall Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided that if the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have an opportunity to withdraw from the Registration Statement. Any failure by the Company to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement as set forth above. For purposes of this Section 4, “Shares” includes any Ordinary Shares or other equity securities of the Company issued or issuable with respect to the Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event.
4.2
At its expense, the Company shall:
4.2.1
except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption, or compliance under applicable securities laws which the Company determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Subscriber ceases to hold any Shares; (ii) the date all Shares held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions that may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) and (iii) two (2) years from the Effectiveness Date;
4.2.2
advise Subscriber within five (5) Business Days (or such earlier date as specified):

(a) within two (2) Business Days of when a Registration Statement or any post-effective amendment thereto has become effective;

(b) within two (2) Business Days after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(c) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(d) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Company or any of its subsidiaries other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (a) through (d) above may constitute material, nonpublic information regarding the Company. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any subsidiaries, the Company shall simultaneously furnish such notice with the Commission pursuant to a Current Report on Form 6-K.

4.2.3
use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;
4.2.4
upon the occurrence of any event contemplated above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document, so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
4.2.5
use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the Ordinary Shares are then listed; and
4.2.6
use its commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Shares contemplated herein.
4.3
Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Ordinary Shares which is equal to the maximum number of Ordinary Shares as is permitted by the Commission. In such event, the number of Ordinary Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders, and the Company shall use its commercially reasonable efforts to file with the Commission, as promptly as practicable and as allowed by the Commission, one or more registration statements to register the resale of those Shares that were not registered on the initial Registration Statement, as so amended. Upon notification by the Commission that the Registration Statement has been declared effective by the Commission, within two (2) Business Days thereafter, the Company shall file the final prospectus under Rule 424 of the Securities Act.
4.4
Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the filing or effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event that the Company’s board of directors reasonably believes, upon advice of reputable external counsel, would require additional disclosure by the Company in the Registration Statement of material information that (x) the Company has a bona fide business purpose for keeping confidential or (y) cannot be immediately provided, and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Company’s board of directors, upon advice of reputable external counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than three (3) occasions or for more than ninety (90) consecutive calendar days, or more than one-hundred-twenty (120) total calendar days, in each case during any twelve (12)-month period. Upon receipt by Subscriber of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (a) it will immediately discontinue offers and sales of the Shares under the Registration Statement until Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (b) it will maintain the confidentiality of any information included in such written notice delivered by the Company. If so directed by the Company, Subscriber will deliver to the Company or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (1) to the extent Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory, or professional requirements, or (B) in accordance with a bona fide pre-existing document retention policy, or (2) to copies stored electronically on archival servers as a result of automatic data back-up.
4.5
The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify and hold harmless Subscriber (to the extent a seller under, or named as a selling shareholder in, the Registration Statement), its officers, directors, partners, members, managers, employees, advisers and agents, and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against all reasonable and documented out-of-pocket losses, claims, damages, liabilities, costs (including reasonable and documented external attorneys’ fees in connection with defending any of the foregoing) and expenses (collectively, “Losses”), as incurred, caused by any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 4.5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company, nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner or (B) in connection with any offers or sales effected by or on behalf of Subscriber in violation of this Subscription Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and shall survive the transfer of the Shares by Subscriber.
4.6
Subscriber shall indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, in each case, to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 4.6 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Subscriber, nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner or (B) in connection with any offers or sales effected by or on behalf of Subscriber in violation of this Subscription Agreement. Notwithstanding anything to the contrary herein, in no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Shares giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and shall survive the transfer of the Shares by Subscriber.
4.7
For the purposes of this Subscription Agreement, “Indemnifying Party” shall mean the party with an obligation to indemnify another party pursuant to Section 4.5 or Section 4.6 (as applicable) and “Indemnified Party” shall mean the party seeking indemnification pursuant to Section 4.5 or Section 4.6 (as applicable). The Indemnified Party shall promptly notify the Indemnifying Party in writing of the institution, threat or assertion of any proceeding against the Indemnified Party that the Indemnified Party believes relates to Losses the subject of indemnification pursuant to Section 4.5 or Section 4.6 (as applicable) and of which such Indemnified Party is aware (a “Third Party Proceeding”). In the case of any delay or failure by an Indemnified Party to provide the notice required by the preceding sentence, the obligation of the Indemnifying Party to indemnify the Indemnified Party shall be reduced to the extent that such Indemnifying Party is prejudiced by such delay or failure. The Indemnifying Party will be entitled to participate in any Third Party Proceeding and to assume the defense thereof with counsel it elects, in its sole discretion, and in the event the Indemnifying Party assumes such defense, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement that is not both fully resolved or settled (i) in all respects by the payment of money damages alone and no other form of relief (and such money damages are so paid in full by the Indemnifying Party pursuant to the terms of such order or settlement) and (ii) with an unconditional release by the claimant or plaintiff of the Indemnified Party and its affiliates from all liability in respect to such claim or litigation.
4.8
If the indemnification provided under Section 4.5 or Section 4.6 from the Indemnifying Party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be subject to the limitations set forth in Section 4.5 or Section 4.6 and deemed to include any external legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.8 from any person who was not guilty of such fraudulent misrepresentation. Subscriber’s obligation to make a contribution pursuant to this Section 4.8 shall be individual, not joint and several, and in no event shall the liability of Subscriber hereunder be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Shares giving rise to such obligation.
4.9
Subject to receipt from Subscriber by the Company and Transfer Agent (as defined below) of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent (which shall not include a legal opinion) in connection therewith, and, if required by the Transfer Agent, an opinion of Company’s counsel, in a form reasonably acceptable to the Transfer Agent, Subscriber may request that the Company remove any legend from the certificates or book entry position evidencing the Shares as soon as reasonably practicable following such request and receipt of such representations and other documentation, following the earliest of such time as such Shares have been sold pursuant to an effective registration statement. If restrictive legends are no longer required for the Shares, the Company shall, in accordance with the provisions of this section and reasonably promptly following any request therefor from Subscriber accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such Shares. The Company shall be responsible for the fees of the Transfer Agent and counsel to the Company associated with such request.
5.
Transfer Restrictions. Except as contemplated by this Agreement or with the prior written consent of the Company, with respect to 50% of the Shares being issued hereby, prior to the date that is ninety (90) days from the date hereof, the Subscriber agrees that it shall not Transfer (as defined below) any such Shares. “Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).
6.
Termination. Except for the provisions of this Section 6 and Section 7, which shall survive any termination hereunder, this Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (i) the mutual written agreement of the parties hereto to terminate this Subscription Agreement, and (ii) if any of the conditions to Closing set forth in Section 3 are not satisfied or waived on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at Closing; provided, that nothing herein will relieve any party from liability for any Willful Breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover out-of-pocket losses, liabilities or damages arising from such breach. For purposes hereof, “Willful Breach” means a breach that is a consequence of an act undertaken or a failure to act by the breaching party hereto with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Subscription Agreement.
7.
Miscellaneous.
7.1.1
Subscriber acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate (subject to any qualification as to materiality or similar qualification applicable thereto). The Company acknowledges that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties made by the Company contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate (subject to any qualification as to materiality or similar qualification applicable thereto).
7.1.2
Each of the Company and Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
7.1.3
The Company may request from Subscriber such additional information as the Company may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall promptly provide such information as may be reasonably requested, including the legal name of the person in whose name the Shares are to be issued and a duly completed and executed Internal Revenue Service Form W-9 or an appropriate duly completed and executed Internal Revenue Service Form W-8; provided, that (subject to Section 8.2 below) the Company agrees to keep confidential any such information provided by Subscriber, except as required by the applicable securities laws or pursuant to proceedings of regulatory authorities, and that Subscriber shall not be obliged to provide any information on its financial situation or its investments.
7.1.4
Except as otherwise provided herein, each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

7.1.5
The Company acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by the Subscriber in connection with a bona fide margin agreement; provided, however, that any transfer of Shares in connection with an exercise on such pledge shall be deemed a transfer, sale or assignment, as the case may be, of the Shares hereunder.
7.2
Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed, sent by overnight mail via an internationally recognized overnight carrier or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) five (5) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:
(a)
if to Subscriber, to:

[•]

[•]

Attention: [•]

Email: [•]

(b) if to the Company, to:

Captivision Inc.

298-42 Chung-buk Chungang-ro Chung-buk

Pyeong-taek, Gyounggi, Republic of Korea

Attention: Anthony R. Page
Email: ap@jaguargrowth.com

with required copies (which copies shall not constitute notice) to:

Paul Hastings LLP

600 Travis Street, Fifty-Eighth Floor

Houston, Texas 77002

Attention: Will Burns

Email: willburns@paulhastings.com

7.3
Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.
7.4
Modifications; Amendments; Waivers. This Subscription Agreement may not be amended, modified, supplemented, or waived (i) except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought and (ii) without the prior written consent of the Company. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereto or the exercise of any other right or power.
7.5
Assignment. Neither this Subscription Agreement nor any rights, interests, or obligations that may accrue to Subscriber hereunder (including Subscriber’s rights to purchase the Shares)

may be transferred or assigned without the prior written consent of the Company (other than the Shares acquired hereunder and then only in accordance with this Subscription Agreement). Notwithstanding the foregoing, this Subscription Agreement and any of Subscriber’s rights and obligations hereunder may be assigned to one or more controlled affiliates of Subscriber or to any fund or account managed by the same investment manager as Subscriber, without the prior consent of the Company; provided that such assignee(s) agrees in writing pursuant to an agreement reasonably acceptable to the Company to be bound by the terms and conditions of this Subscription Agreement, makes the representations and warranties in Section 2.1 and completes Schedule I hereto. Upon such assignment by Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations provided for herein to the extent of such assignment. In the event of such a transfer or assignment, Subscriber shall promptly update and deliver to the Company Schedule II to provide the information required therein.
7.6
Benefit.
7.6.1
Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants, and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives, and permitted assigns.
7.7
Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort, or any other theory) or the negotiation, execution, performance, or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York, including its statute of limitations, without giving effect to principles or rules of conflicts of law thereof to the extent they would require or permit the application of laws or statute of limitations of another jurisdiction.
7.8
Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the state courts of New York; provided, that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the federal courts located in the state and county of New York (together with the state courts of New York, the “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum, or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by New York law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 7.2, and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 7.8, a party may commence any action, claim, cause of action, or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO

PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.
7.9
Severability. If any provision of this Subscription Agreement shall be invalid, illegal, or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.
7.10
No Waiver of Rights, Powers, and Remedies. No failure or delay by a party hereto in exercising any right, power, or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.
7.11
Remedies.
7.11.1
The parties agree that irreparable damage would occur if any provision of this Subscription Agreement is not performed in accordance with its specific terms or is otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 7.8, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the Company to cause Subscriber and the right of Subscriber to cause the Company to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement (including, for the avoidance of doubt, the right to directly enforce each of the covenants and agreements of Subscriber under this Subscription Agreement). The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 7.11 is unenforceable, invalid, contrary to applicable law, or inequitable for any reason, and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.
7.11.2
The parties acknowledge and agree that this Section 7.11 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.
7.12
Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

7.13
Survival. All of the representations, warranties, covenants and agreements made by the parties hereto in this Subscription Agreement shall survive the Closing.
7.14
Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, email, or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.
7.15
Construction. The words “include,” “includes” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty or covenant.
7.16
Mutual Drafting. This Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation, and agreement of the parties and shall not be construed for or against any party hereto.
8.
Cleansing Statement; Disclosure.
8.1
The Company shall, by 9:00 a.m., New York time, on the first (1st) Business Day immediately following the date of this Subscription Agreement (but no later than 9:00 a.m., New York time [•]), issue one (1) or more press releases or file with the Commission a Report on Form 6-K (collectively, the “Disclosure Document”) disclosing or otherwise making publicly available all material terms of the transactions contemplated hereby and any other material, nonpublic information that the Company or its representatives have provided to Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the Company’s knowledge, Subscriber shall not be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents relating to the transactions contemplated by this Subscription Agreement, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with Company or any of its affiliates or agents, relating to the transactions contemplated by this Subscription Agreement.
8.2
Subscriber hereby consents to the publication and disclosure in (i) any press release issued by the Company or any other filing with the Commission pursuant to applicable securities laws, in each case, as and to the extent required by the federal securities laws or the Commission or any other securities authorities, and (ii) any other documents or communications provided by the Company to any governmental authority or to securityholders of the Company, in each case, as and to the extent required by applicable law or the Commission or any other governmental authority or Nasdaq, of Subscriber’s name and identity and the nature of Subscriber’s commitments, arrangements, and understandings under and relating to this Subscription Agreement and, if deemed required by the Company, a copy of this Subscription Agreement. Other than as set forth in the immediately preceding sentence or as otherwise may be required by the Commission or Nasdaq, without such Subscriber’s prior written consent, the Company will not use or disclose the name of such Subscriber or its affiliates or advisors or any information relating to Subscriber or this Subscription Agreement, other than to the Company’s lawyers, independent accountants and to other advisors and service providers who reasonably require such information in connection with the provision of services to such person, are advised of the confidential nature of such information and are obligated to keep such information confidential.
9.
Rule 144.
9.1
From and after such time as the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may allow Subscriber to sell the Shares without registration under the Securities Act are available to Subscriber and for so long as Subscriber holds the Shares, for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, the Company agrees to take commercially reasonable efforts to:
9.1.1
make and keep public information available, as those terms are understood and defined in Rule 144;
9.1.2
file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable Subscriber to sell the Shares under Rule 144; and
9.1.3
furnish to Subscriber, promptly upon Subscriber’s reasonable request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.
9.2
In connection with any sale or other disposition of the Shares by Subscriber pursuant to Rule 144 or other exemption from the registration requirements of the Securities Act and upon compliance by Subscriber with the requirements of this Section 9.2, if requested by Subscriber and if in the opinion of counsel to the Company, it is then permissible to do so, the Company shall cause the transfer agent for the Shares (the “Transfer Agent”) to remove the legend set out in Section 3.1.2.2 related to the book entry account holding such Shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within five (5) Business Days of any such request therefor from Subscriber; provided that the Company and the Transfer Agent have timely received from Subscriber customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith. Such aforementioned request may be made by Subscriber, following the earlier of such time as such Shares (i) are subject to or have been or are about to be sold pursuant to an effective registration statement or (ii) have been or are about to be sold pursuant to Rule 144 or other exemption from registration. Notwithstanding the foregoing, the Company will not be required to deliver any such opinion, authorization, certificate, or direction if it reasonably believes, upon advice of reputable external legal counsel, that removal of the legend could result in or facilitate transfers of securities in violation of applicable law.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth above.

COMPANY:

CAPTIVISION INC.

By: ________________________________
Name: Anthony R. Page
Title: Chief Financial Officer

[Signature Page to Subscription Agreement]

SUBSCRIBER:
[•]	Signature of Joint Subscriber, if applicable:
By: ________________________ Name: Title:	By: ________________________ Name: Title:

Name of Subscriber:	Name of Joint Subscriber, if applicable:
_______________________________ (Please print. Please indicate name and capacity of person signing above.)	_______________________________ (Please print. Please indicate name and capacity of person signing above.)
_______________________________ Name in which securities are to be registered (if different from the name of Subscriber listed directly above.)
Email Address: _______________________________ If there are joint investors, please check one: ☐ Joint Tenants with Rights of Survivorship ☐ Tenants-in-Common ☐ Community Property

Subscriber’s EIN: ________________

Business Address-Street:

_______________________________

_______________________________
City, State, Zip

Attn: ___________________________

Telephone No.: ___________________

Facsimile No.: ____________________

Joint Subscriber’s EIN: _________________

Mailing Address-Street (if different):

_______________________________

_______________________________
City, State, Zip

Attn: ___________________________

Telephone No.: ___________________

Facsimile No.: ____________________

[Signature Page to Subscription Agreement]

Aggregate Number of Shares subscribed for: ____________________

Aggregate Purchase Price: $____________________

You must pay the Purchase Price by wire transfer of U.S. $ in immediately available funds to the account specified by the Company in the Closing Notice.

[Signature Page to Subscription Agreement]

Schedule I

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Schedule must be completed by Subscriber and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. Subscriber must check the applicable box in either Part A or Part B below and the applicable box in Part C below.

A. QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

1. ☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as a QIB.

2. ☐ We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B. ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraph):

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

*** AND ***

C. AFFILIATE STATUS
(Please check the applicable box)

SUBSCRIBER:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Subscriber is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to Subscriber (Please check the applicable subparagraphs):

☐ Subscriber is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Subscriber and:

☐ is an insurance company as defined in section 2(a)(13) of the Securities Act;

☐ is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;

☐ is a Small Business Investment Company licensed by the US Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“Small Business Investment Act”);

☐ is Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐ is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

☐ is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

☐ is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, of (b) employee benefit plan within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;

☐ is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

☐ is an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), corporation (other than a bank as defined in section 3(a)(2) of the Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act, or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; or

☐ is an investment adviser registered under the Investment Advisers Act;

☐ Subscriber is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with Subscriber;

☐ Subscriber is a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

☐ Subscriber is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Subscriber or are part of such family of investment companies;

☐ Subscriber is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or

☐ Subscriber is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Subscriber and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a US bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution.

Rule 501(a) of Regulation D under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an institutional “accredited investor.”

☐ Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐ Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐ Any investment adviser registered pursuant to section 203 of the Investment Advisers Act or registered pursuant to the laws of a state;

☐ Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act;

☐ Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act;

☐ Any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan within the meaning of ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐ Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, partnership, or limited liability company, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, and with total assets in excess of $5,000,000;

☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D;

☐ Any entity in which all of the equity owners are institutional “accredited investors.”

☐ Any entity, of a type not listed in paragraphs a(1), a(2), a(3), a(7), or (a)(8) of Rule 501(a) of Regulation D under the Securities Act, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐ Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds US$1,000,000, excluding the value of the primary residence of Subscriber; or

☐ Any natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

Schedule II

SCHEDULE OF TRANSFERS

Subscriber’s Subscription was in the amount of _________________ Ordinary Shares. The following transfers of the Subscription have been made:

Date of Transfer	Transferee	Number of Shares Transferred	Subscriber Revised Subscription Amount for Shares

Signature of Subscriber: [•] By: __________________________________ Name: Title:

II-1

Exhibit 99.1

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is entered into as of , 2024 (the “Effective Date”), by and between:

1.
Mi Kyung Um, who resides at 203, 444-9, Seongnae-dong, Gangdong-gu, Seoul, Republic of Korea, with a date of birth of February 17, 1969;

2.
In Won lee, who resides at 202, 14, Gamillo 72beon-gil, Gamil-dong, Hanam-si, Gyeonggi-do, Republic of Korea, with a date of birth of January 13, 1972 (together with Mi Kyung Um each, a ”Buyer” and collectively, the “Buyers”); and

3.
Captivision Korea Inc., formerly known as GLAAM Co., Ltd., with its principal office at 298- 42, Cheongbukjungang-ro, Cheongbuk-eup, Pyeongtaek-si, Gyeonggi-do, Republic of Korea (the “Seller”) (Seller and Purchaser each, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, G-SMATT EUROPE MEDIA LIMITED (the “Company”), with its registered office located at [3 Fairview Court, Fairview Road, Cheltenham, Gloucestershire, United Kingdom], primarily operates in the business of manufacturing and processing glass products and is a company established and existing under the laws of England and Wales; and

WHEREAS, as of the Effective Date, the number of shares issued by the Company and the list of current shareholders are as set forth in Appendix 1 of this Agreement. The Seller intends to sell 381,750,000 shares (representing 76.55% of the total issued and outstanding shares, the “Sale Shares”) of the Company held by the Seller to the Buyers in accordance with the terms and conditions of this Agreement, and the Buyers intend to purchase the Sale Shares from the Seller.

NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

Article 1. Definition of Terms

Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings as set forth below.

“Sale Shares” means the shares listed in Appendix 2.

“Knowledge” means the actual knowledge of a Party (with respect to the Company, its registered officers and employees) or such knowledge as such Party should have had if they had exercised reasonable care or diligence.

“Law” means any constitution, statute, treaty, convention, decree, rule, notice, ordinance, administrative regulation, or any similar regulation or rule with legal force enacted, adopted, promulgated, or applied by any governmental authority, as well as any judgments, decisions, orders, and dispositions of governmental authorities that are validly in effect at any given time.

“Transaction” means (i) the sale and purchase of the Sale Shares by the Parties pursuant to this Agreement, and (ii) the performance of various obligations or commitments of the Parties under this Agreement.

“Person” means an individual, corporation, unincorporated association or foundation, or a Government Authority (as defined below).

“Litigation” means any litigation, lawsuits, application, judicial settlement, arbitration, administrative adjudication, hearing, investigation, or inquiry procedure, as well as any related procedures being conducted by a Governmental Authority.

“Business Day” means a day when commercial banks in the Republic of Korea are open for business (i.e., excluding Saturdays, Sundays, public holidays, and days when only some bank branches operate).

“Ho Joon Lee” means Ho Joon Lee, an individual residing at 265-2201, 135, Olympic-ro, Songpa-gu, Seoul, Korea (date of birth: January 29, 1973).

“Government Approval” means any legislative, administrative, or judicial body, whether domestic or foreign, or any individual, corporation, organization, agency, or other legal entity exercising authority or functions delegated by or equivalent to a governmental body.

“Government Approval” means any acts or procedures such as approvals, permits, registrations, consents, filings, and notifications required by law with respect to a Governmental Authority.

“Material Adverse Effect” means, in relation to the Parties, any event, cause, or circumstance that makes or would be reasonably expected to make it significantly difficult, impossible, severely restricted, prohibited, or illegal for a Party to timely fulfill its obligations under this Agreement.

“Encumbrance” means (i) security interests, rights of use, and various forms of atypical security; (ii) preemptive rights, call options, repurchase agreements, covenants to discharge obligations by transfer,

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or agreements granting rights in (i); (iii) attachments, provisional seizures, provisional dispositions, default dispositions; or (iv) any legal or contractual restriction on ownership or usage rights.

“Tax” means all types of taxes, duties, fees, levies, surcharges, interest, penalties, and related incidental charges imposed by governmental authorities, including national, local, and customs taxes, as well as any similar public charges imposed by a governmental authority.

“Ordinary Course of Business” mean lawful business practices that conform to the regular past business practices of a particular person (including conformity in terms of quantity, quality, and frequency). For the avoidance of doubt, practices that (i) do not adhere to the principle of good faith, (ii) do not conform to terms consistent with an arm’s length transaction between independent third parties,

(iii) violate the law, (iv) are not generally recognized in the industry to which the Company’s business belongs, or (v) have a material adverse effect, are excluded from the Ordinary Course of Business.

“Required Government Approval” means the government approvals that must be obtained or completed by a Party and/or the Company in connection with the execution and performance of this Agreement.

“Required Third-Party Approval” means the notification to or consent or approval from a third party who is a counterparty to a contract with a Party and/or the Company that must be obtained or completed in connection with the execution and performance of this Agreement.

“Captivision” means Captivision Inc., a corporation duly incorporated and validly existing under the laws of the Cayman Islands with its principal office located at 298-42 Chung-buk Chungang-ro Chung-buk, Pyeong-taek, Gyounggi, Republic of Korea.

“Cube Rental” means Cube Rental Inc., with its principal office located at 11, Wonhyo-ro 90-gil, Yongsan-gu, Seoul, Republic of Korea.

“CSY” means CSY Netherlands Holding BV, a corporation duly incorporated and validly existing under the laws of the Netherlands with its principal office located at Laan Walcheren 15, 1181 KH, Amstelveen, Netherlands.

Article 2. Sale and Purchase of Sale Shares

In accordance with the terms and conditions set forth in this Agreement, the Seller shall sell the Sale Shares to the Buyers, and the Buyers shall purchase the Sale Shares from the Seller.

Article 3. Purchase Price

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The total purchase price for the Sale Shares shall be KRW 1,000,000 (the “Purchase Price”).

Article 4. Closing

4.1
Closing.

The closing of the Transaction (the “Closing”) shall take place at the Seller’s office located at 298-42, Cheongbukjungang-ro, Cheongbuk-eup, Pyeongtaek-si, Gyeonggi-do, Republic of Korea, or at such other place as mutually agreed upon by the Parties, on _, 2024 or on a date mutually agreed upon by the Parties (the “Closing Date”); provided that all conditions precedent to the Closing set forth in Article 5 are satisfied (including cases where a Party waives the fulfillment of such conditions as provided in Article 5).

In the event that the conditions precedent to the Closing set forth in Article 5 are not satisfied, and the Closing does not occur on , 2024, the Parties shall, by mutual agreement, set a new Closing Date, considering the period reasonably required for the satisfaction of all unsatisfied conditions precedent.

4.2
Seller’s Closing Actions.

At the Closing, the Seller shall transfer the Sale Shares free from any Encumbrance simultaneously with the Buyers’ fulfillment of its closing actions set forth in Article 4.3, and the Seller shall deliver the following documents to the Buyers:

(1)
the share certificates representing the Sale Shares (provided, however, if it has been agreed that no share certificates will be issued, a certificate of non-issuance of share certificates);
(2)
a copy of the shareholder register of the Company reflecting the Buyers as shareholders of the Company in accordance with the terms of the Transaction; and
(3)
any other documents or fulfillment of procedures reasonably requested by the Buyers pursuant to their rights under this Agreement.

4.3
Buyers’ Closing Actions.

At the Closing, the Buyers shall fulfill the following obligations simultaneously with the Seller’s fulfillment of its closing actions set forth in Article 4.2:

(1)
remit the Purchase Price to the bank account specified by the Seller (which shall be notified to the Buyers at least three (3) business days prior to the Closing Date) by wire transfer in immediately available funds; and
(2)
provide any other documents or fulfill procedures reasonably requested by the Seller pursuant to the Seller’s rights under this Agreement.

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Article 5. Conditions Precedent to Closing

5.1
Conditions Precedent to the Closing Obligations of All Parties.

Each Party’s obligation to consummate the Transaction under this Agreement is subject to the satisfaction of the following conditions prior to the Closing:

(1)
There shall be no enactment or amendment of any Law, nor any litigation, mediation, arbitration, application, investigation, disposition, or other judicial or administrative measures that restricts or prohibits the Transaction, nor shall any provisional seizure, provisional disposition, or seizure be issued by the court or other governmental authorities on or before the Closing Date.
(2)
Cube Rental and Ho Joon Lee shall each have made an in-kind contribution of their monetary claims against the Company to Captivision, and shall each have received newly issued shares (common stock) of Captivision in exchange; provided that the specific terms of the in-kind contributions shall have been determined through separate discussions among Cube Rental, Ho Joon Lee, and Captivision.
(3)
CSY shall have completed the process of exchanging the 52,000,000 shares (representing a 10.43% stake) it holds of the shares issued by the Company for newly issued shares (common stock) of Captivision.
(4)
Captivision shall have contributed or provided an amount equivalent to USD 500,000 to the Company, through a capital contribution or by way of a loan or other financial arrangement.
(5)
The exclusive distribution and license agreement entered into between the Company and the Seller on May 18, 2020, shall have been terminated.

5.2
Conditions Precedent to the Buyer’s Obligations at Closing.

The Buyers’ obligation to consummate the Transaction under this Agreement is subject to the satisfaction or written waiver by the Buyers of the following conditions prior to the Closing:

(1)
The representations and warranties of the Seller as set forth in Article 7.1 of this Agreement shall be true and accurate as of the Effective Date and as of the Closing Date (provided, however, if the representations and warranties specifically relate to a particular date or point in time, they shall be true and accurate as of such date or point in time);
(2)
The Seller shall have performed or complied with all covenants and obligations required to be performed or complied with by the Seller under this Agreement on or prior to the Closing Date or prior thereto; and
(3)
The Seller and/or the Company shall have completed all procedures for obtaining consent, approval, prior consultation, notification, reporting, etc., from any third party whose consent, approval, prior consultation, notification, or reporting is

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required in connection with the execution and performance of this Agreement.

5.3
Conditions Precedent to the Seller’s Obligations at Closing.

The Seller’s obligation to consummate the Transaction under this Agreement is subject to the satisfaction or written waiver by the Seller of the following conditions prior to the Closing:

(1)
The representations and warranties of the Buyers as set forth in Article 7.2 of this Agreement shall be true and accurate as of the Effective Date and as of the Closing Date (provided, however, if the representations and warranties specifically relate to a particular date or point in time, they shall be true and accurate as of such date or point in time);
(2)
The Buyers shall have performed or complied with all covenants and obligations required to be performed or complied with by the Buyers under this Agreement by the Closing Date or prior thereto;
(3)
The Buyers shall have obtained or completed all Required Government Approvals that must be obtained or completed by them prior to the Closing; and
(4)
The Buyers shall have completed all procedures for obtaining consent, approval, prior consultation, notification, reporting, etc., from any third party whose consent, approval, prior consultation, notification, or reporting is required in connection with the execution and performance of this Agreement.

Article 6. Covenants

6.1
Pre-Closing Covenants.

The Parties covenant that between the Effective Date and the Closing Date (or, if this Agreement is terminated before the Closing Date, the date of termination), they shall or shall not perform the following actions:

(1)
The Parties shall use their best efforts to satisfy the conditions precedent to the Closing as set forth in Article 5, fulfill their obligations under this Agreement, and use their best efforts to consummate the Transaction. The Parties shall promptly notify the other Party in writing if any event occurs that constitutes or may constitute a breach of the representations, warranties, covenants, or other obligations set forth in this Agreement.
(2)
From the Effective Date until the Closing, the Seller shall ensure that the Company is operated in the Ordinary Course of Business consistent with past practices. Without the prior written consent of the Buyers, the Seller shall cause the Company not to engage in the following actions:
1.
issuance of shares, convertible bonds, bonds with stock warrants, or other equity securities, or granting rights to acquire such shares, bonds, or securities,

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including stock options;

2.
any act that results in changes to the capital structure of the Company, including capital reduction (whether free or paid), merger or split of shares, or other capital restructuring;
3.
dissolution, liquidation, bankruptcy, rehabilitation, or filing for workout procedures;
4.
dividends, return of capital, acquisition, cancellation, or disposal of treasury stock; and
5.
entering into agreements arrangement or commitment with respect to any of the foregoing.

6.2
Post-Closing Covenants.

The Seller shall provide the Buyers with all necessary information, documents, and cooperation required to complete the necessary Government Approvals, registrations, and filings related to the Company's business following the Closing in connection with the Transaction.

Article 7. Representations and Warranties

7.1
The Seller represents and warrants to the Buyers as set forth in Appendix 7.1.

7.2
The Buyers represent and warrant to the Seller as set forth in Appendix 7.2.

Article 8. Indemnification

8.1
Indemnification Obligations.

Subject to the conditions set forth in this Article 8, each Party to this Agreement shall indemnify, defend, and hold harmless the other Party, its directors, officers, affiliates, agents, and representatives from and against all claims, losses, expenses, obligations, liabilities, damages, and costs (including, but not limited to, interest, fines, court costs, and reasonable attorney's fees, collectively the "Damages") arising out of or relating to the breach of any of its representations, warranties, covenants, or agreements under this Agreement.

8.2
Survival Period.

The representations and warranties of each Party under this Agreement shall survive until [1] year after the Closing Date.

8.3
Tax Effect.

Any amount paid pursuant to this Article 8 shall be deemed to be an adjustment to the Purchase Price for accounting and Tax purposes, to the maximum extent permitted by applicable Law. Each Party shall prepare and file tax returns (including amended returns) consistent with the treatment described in the foregoing sentence.

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Article 9. Termination

9.1
Termination by Mutual Agreement.

This Agreement may be terminated prior to the Closing by mutual written agreement of the Parties.

9.2
Termination by the Seller or Buyers.

This Agreement may be terminated by written notice from one Party to the other in the event of the occurrence of any of the following; provided that the Party liable for the occurrence of such event may not terminate this Agreement on that basis:

(1)
If a Party materially breaches any of its representations, warranties, covenants, or other obligations under this Agreement, and such breach is not capable of being cured, or if the breaching Party fails to cure such breach within ten (10) business days after receiving written notice from the other Party requesting the cure, the non- breaching Party may terminate the Agreement;
(2)
If the Closing has not been completed by the date that is [6] months after the Effective Date, either Party may terminate the Agreement; and
(3)
If it becomes impossible to perform the transaction under this Agreement due to the failure to obtain the Required Government Approvals for the Transaction, either Party may terminate the Agreement.

After the Closing, this Agreement may not be terminated under any circumstances. If the Parties terminate this Agreement, it must be terminated in its entirety, and partial termination shall not be permitted. If the Seller or the Buyers terminate this Agreement, written notice must be provided to the other Party, and upon such notice, this Agreement shall be immediately terminated without any further action by the Parties.

9.3
Effect of Termination.

In the event that this Agreement is terminated in accordance with Articles 9.1 or 9.2, this Agreement shall lose its effect. However, the provisions of Articles 1, 8, 10, and 11, as well as this Article 9, shall remain in effect even if this Agreement is terminated or otherwise ceases to be effective. Termination of this Agreement shall not affect any liabilities incurred by either Party prior to such termination due to a breach of this Agreement.

Article 10. Confidentiality

10.1
Each Party shall not disclose the contents of this Agreement to any third party without the prior written consent of the other Party and shall keep confidential any confidential

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information related to the other Party that is learned in connection with this Agreement (including but not limited to production methods, sales methods, and other technical or managerial information that is not publicly known and has independent economic value, and has been maintained as confidential through substantial efforts in business operations). Such confidential information shall not be disclosed to any third party.

10.2
The confidentiality obligations under this Article shall remain in effect for [1] year after the termination of this Agreement.

Article 11. Notice

Unless otherwise provided in this Agreement, all notices related to this Agreement shall be delivered in writing, by personal delivery, facsimile, email, or registered mail to the following addresses and numbers:

Notice to the Seller:

Captivision Korea Inc.

298-42 Cheongbukjungang-ro, Cheongbuk-eup, Pyeongtaek-si, Gyeonggi-do, Republic of Korea Attention: Seung-Sick Kim, Managing Director

Phone: +82-70-5106-2804

Email: ss.kim@glaam.co.kr

Notice to the Buyers:

Mi Kyung Um

203, 444-9 Seongnae-dong, Gangdong-gu, Seoul, Republic of Korea Phone: +82-10-6340-2871

Email: tax49@naver.com

In Won Lee

202, 14 Gamillo 72beon-gil, Gamil-dong, Hanam-si, Gyeonggi-do, Republic of Korea Phone: +82-10-7496-2699

Email: kminjss@naver.com

Article 12. Miscellaneous

12.1
Entire Agreement. This Agreement contains the entire agreement between the Parties regarding the Transaction, and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

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12.2
Assignment. Neither Party may assign or transfer its rights or obligations under this Agreement to a third party without the prior written consent of the other Party.

12.3
Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any amendments to this Agreement must be made in writing and signed or sealed by the Parties. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

12.4
Severability. If any provision (including any sentence or clause) of this Agreement is deemed invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect the validity, legality, or enforceability of the remaining provisions. Such invalid, illegal, or unenforceable provisions shall be replaced with provisions that are as close as possible to the original intent and purpose of the invalid, illegal, or unenforceable provisions while remaining valid, legal, and enforceable.

12.5
Force Majeure. Neither Party shall be liable for failure to comply with this Agreement due to reasons beyond its control, such as fire, storm, flood, earthquake, accident, war (whether declared or undeclared), natural disasters, legal regulations, or government actions. In such cases, the affected Party shall notify the other Party as soon as possible when the force majeure event occurs and when it is resolved.

12.6
Expenses. Each Party shall bear its own costs and expenses incurred in the execution and performance of this Agreement.

12.7
Taxes. Unless otherwise provided in this Agreement, each Party shall pay any taxes imposed on it under the laws of the Republic of Korea in connection with the execution and performance of this Agreement.

12.8
Governing Law and Dispute Resolution.

(1)
This Agreement and the rights and obligations of the Parties shall be governed by and construed in accordance with the laws of the Republic of Korea, without giving effect to the conflict of laws provisions thereof.

(2)
In the event of a dispute arising from or in connection with this Agreement, the Parties shall endeavor to resolve the dispute through mutual agreement in good faith. If the Parties cannot resolve the dispute by mutual agreement, any litigation shall be submitted to the exclusive jurisdiction of the Seoul Central District Court as the court of first instance.

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[Intentionally left blank for signature pages]

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the Effective Date, with each Party, its authorized representative, or authorized signatory signing and affixing their seals.

Seller:

Captivision Korea Inc.

298-42 Cheongbukjungang-ro, Cheongbuk-eup, Pyeongtaek-si, Gyeonggi-do

/s/ Kyung Rae Kim

Representative: CEO Kyung-Rae Kim

IN WITNESS WHEREOF, the Parties have executed this Agreement on the Effective Date, with each Party, its authorized representative, or authorized signatory signing and affixing their seals.

Buyer:

/s/ Mi Kyung Um

Name: Mi Kyung Um

Date of Birth: February 17, 1969

Address: 203, 444-9 Seongnae-dong, Gangdong-gu, Seoul, Republic of Korea

IN WITNESS WHEREOF, the Parties have executed this Agreement on the Effective Date, with each Party, its authorized representative, or authorized signatory signing and affixing their seals.

Buyer:

/s/ In Won Lee

Name: In Won Lee

Date of Birth: January 13, 1972

Address: 202, 14 Gamillo 72beon-gil, Gamil-dong, Hanam-si, Gyeonggi-do, Republic of Korea

Appendix 1

Issued and Outstanding Shares and Shareholder List of the Company

Name of Shareholder	Type of Shares	Number of Shares	Equity Ratio
Captivision Korea Inc.	Common Shares	381,750,000	76.55%
Orhan Ertughrul	Common Shares	52,467,207	10.52%
CSY Netherlands Holding BV	Common Shares	52,000,000	10.43%
Ho Joon Lee	Common Shares	12,467,107	2.50%
Total	Common Shares	498,684,314	100.00%

Appendix 2

Sale Shares and Purchase Price by Buyers

Name of Shareholders	Type of Shares	Number of Shares	Equity Ratio	Purchase Price
Mi Kyung Um	Common Shares	190,875,000	38.275%	KRW 500,000
In Won Lee	Common Shares	190,875,000	38.275%	KRW 500,000
Total	Common Shares	381,750,000	76.55%	KRW 1,000,000

Appendix 7.1

Representations and Warranties of the Seller

The Seller represents and warrants to the Buyers that the following matters are true and accurate as of the Effective Date and the Closing Date; provided, however, that any representations and warranties made as of a specific date shall be true and accurate as of that specific date.

A.
Matters Regarding the Seller and the Sale Shares

(1)
The Seller has the authority and corporate power necessary to execute this Agreement and to perform the obligations under this Agreement;
(2)
This Agreement has been duly executed by the Seller and is binding and enforceable against the Seller in accordance with its terms;
(3)
The execution of this Agreement and the performance of the Seller’s obligations under this Agreement do not violate any applicable Laws or any agreements or arrangements to which the Seller is a party; and
(4)
The Seller holds legal and valid ownership of the Sale Shares, and the shares have been duly issued and are free from any Encumbrances. Upon the Closing of the Transaction, the ownership of the Sale Shares will be transferred to the Buyers free from any Encumbrances.
B.
Matters Regarding the Company
(1)
Establishment and Existence. The Company is duly incorporated and validly existing under the laws of England and Wales and has all power and authority required to conduct its business as it is now being conducted; and
(2)
No Violations. The execution and performance of this Agreement by the Seller do not violate any applicable Laws to which the Company is subject.

Appendix 7.2

Representations and Warranties of the Buyers

The Buyers represent and warrant to the Seller that the following matters are true and accurate as of the Effective Date and the Closing Date; provided, however, that any representations and warranties made as of a specific date shall be true and accurate as of that specific date.

(1)
The Buyers are residents of the Republic of Korea, with the authority and capacity necessary to execute this Agreement and to perform the obligations under this Agreement;
(2)
This Agreement has been duly executed by the Buyers and is binding and enforceable against the Buyers in accordance with its terms; and
(3)
The execution of this Agreement and the performance of the Buyers’ obligations under this Agreement (i) do not violate any applicable Laws, and (ii) do not constitute a breach of any agreements binding on the Buyers that would have a Material Adverse Effect on the Transaction.